          AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT dated as of January 31, 2000, between THE FIRST NATIONAL BANK OF ATLANTA (the "Bank"), a national banking association d/b/a WACHOVIA BANK CARD SERVICES, as Transferor and Servicer; and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

          WHEREAS, Partners First Receivables Funding, LLC, as Transferor, Partners First Holdings, LLC, as Servicer, and The Bank of New York, as Trustee entered into that certain Pooling and Servicing Agreement, dated as of January 29, 1998 (the "Original Pooling and Servicing Agreement");

          WHEREAS, Partners First Receivables Funding, LLC, as Transferor, Partners First Holdings, LLC, as Servicer, and The Bank of New York, as Trustee entered into that certain Amended and Restated Pooling and Servicing Agreement, dated as of May 13, 1998 and the Series 1998-2 and Series 1998-3 Supplements, each dated as of June 26, 1998 and each of which is still outstanding;

          WHEREAS, Partners First Receivables Funding, LLC, as Transferor, Partners First Holdings, LLC, as Servicer, and The Bank of New York, as Trustee entered into that certain Amended and Restated Pooling and Servicing Agreement, dated as of June 26, 1998 (the "Amended and Restated Pooling and Servicing Agreement");

          WHEREAS, the Bank has purchased the credit card portfolio and related business of Partners First Holdings, LLC and in connection with such purchase, has assumed the obligations of Transferor and Servicer pursuant to this Agreement and all Supplements to this Agreement; and

          WHEREAS, the Bank, as the new Transferor and Servicer, and The Bank of New York, as Trustee desire to amend and restate the Amended and Restated Pooling and Servicing Agreement in its entirety, including the Exhibits thereto.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Original Pooling and Servicing Agreement, as previously amended and restated, is hereby amended and restated in its entirety as follows and each party agrees as follows for the benefit of the other parties, the Securityholders and any Series Enhancer (as defined below) to the extent provided herein and in any Supplement:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1    Definitions.  Whenever used in this Agreement, the
                         -----------
following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          "Account" shall mean (a) each Initial Account, (b) each Additional
           -------
Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each Transferred Account, but shall exclude (e) any Account all the Receivables in which on and after the date of such action are: (i) removed by the Transferor pursuant to Section 2.10, (ii) reassigned to the Transferor pursuant to Section 2.5 or (iii) assigned and transferred to the Servicer pursuant to Section 3.3.

          "Account Originator" shall mean either (i) the Bank or (ii) the
           ------------------
original issuer of the credit card relating to an Account pursuant to a Credit Card Agreement, which has sold the related Receivables to PFR or the Transferor pursuant to a Receivables Purchase Agreement.

          "Account Originator Purchase Agreement" shall mean a receivables
           -------------------------------------
purchase agreement pursuant to which an Account Originator has sold or sells Receivables to PFR or the Transferor.

          "Account Owner" shall mean, with respect to any Account, either (i)
           -------------
the Bank or (ii) the entity which is either the Account Originator with respect to such Account or an entity which has acquired such Account, and in either case specified in clause (ii) above, has sold the related Receivables to PFR or the Transferor pursuant to a Receivables Purchase Agreement or the Transferor.

          "Account Owner Purchase Agreement" shall mean a receivables purchase
           --------------------------------
agreement, pursuant to which an Account Owner has sold or sells Receivables to PFR or the Transferor.

          "Accumulation Period" shall mean, with respect to any Series, or any
           -------------------
Class within a Series, a period following the Revolving Period, which shall be the controlled accumulation period, the principal accumulation period, the rapid accumulation period, the optional accumulation period, the limited accumulation period or other accumulation period, in each case as defined with respect to such Series in the related Supplement.

          "Act" shall mean the Securities Act of 1933, as amended.
           ---

          "Addition Date" shall mean (i) with respect to Aggregate Addition
           -------------
Accounts, the date from and after which such Aggregate Addition Accounts are to be included as Accounts pursuant to subsection 2.9(a) or (b), (ii) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as assets of the Trust pursuant to subsection 2.9(a) or (b), (iii) with respect to New Accounts, the date on which such New Accounts are activated and (iv) with respect to each Automatic Addition Account, the date from and after which such Automatic Addition Account is to be included as an Account pursuant to subsection 2.9(h).

          "Additional Account" shall mean each New Account, each Aggregate
           ------------------
Addition Account and each Automatic Addition Account.

          "Additional Cut-Off Date" shall mean (i) with respect to Aggregate
           -----------------------
Addition Accounts or Participation Interests, the date specified as such in the notice delivered with respect thereto pursuant to subsection 2.9(c), (ii) with respect to New Accounts, the later of the dates on which such New Accounts are originated or designated pursuant to subsection 2.9(d) and (iii) with respect to each Automatic Addition Account, the date on which such Automatic Addition Account is designated to be included as an Account pursuant to subsection 2.9(h).

          "Adjustment Payment" shall have the meaning specified in subsection
           ------------------
3.9(a).

          "Adjustment Payment Shortfall" shall mean, for any Monthly Period, the
           ----------------------------
amount by which the Transferor Amount would have been reduced below zero as a result of adjustments to the aggregate amount of Principal Receivables pursuant to subsection 3.9 of the Agreement and with respect to which the Transferor was obligated but failed to make a deposit into the Special Funding Account on the related Distribution Date.

          "Adverse Effect" shall mean, with respect to any action, that such
           --------------
action will (a) result in the occurrence of a Pay Out Event or a Reinvestment Event or (b) materially adversely affect the amount or timing of distributions to be made to the Investor Securityholders of any Series or Class pursuant to this Agreement and the related Supplement.

          "Affiliate" shall mean, with respect to any specified Person, any
           ---------
other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Addition" shall mean the designation of additional Eligible
           ------------------
Accounts, other than New Accounts, to be included as Accounts or of Participation Interests to be included as Trust Assets pursuant to subsection 2.9(a) or (b).

          "Aggregate Addition Account" shall mean each Eligible Account
           --------------------------
designated pursuant to subsection 2.9(a) or (b) to be included as an Account and identified in the computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Sections 2.1 and 2.9(h).

          "Aggregate Invested Amount" shall mean, as of any date of
           -------------------------
determination, the aggregate adjusted Invested Amounts of all Series of Securities issued and outstanding on such date of determination.

          "Agreement" shall mean this Pooling and Servicing Agreement and all
           ---------
amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

          "Amortization Period" shall mean, with respect to any Series, or any
           -------------------
Class within a Series, a period following the Revolving Period, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, the optional amortization period, the limited amortization period or other amortization period, in each case as defined with respect to such Series in the related Supplement.

          "Annual Membership Fee" shall have the meaning specified in the Credit
           ---------------------
Card Agreement applicable to each Account for annual membership fees or similar terms.

          "Applicants" shall have the meaning specified in Section 6.8.
           ----------

          "Appointment Date" shall have the meaning specified in subsection
           ----------------
9.1(a).

          "Assignment" shall have the meaning specified in subsection 2.9(h).
           ----------

          "Authorized Newspaper" shall mean any newspaper or newspapers of
           --------------------
general circulation in the Borough of Manhattan, The City of New York, printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Securities of such Series are listed on the Luxembourg Stock Exchange and such Exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

          "Automatic Addition Account" shall mean each Eligible Account which is
           --------------------------
designated pursuant to subsection 2.9(h) to be included as an Account.

          "Automatic Addition Commencement Date" shall mean the date specified
           ------------------------------------
in Section 2.9(h) hereof.

          "Automatic Addition Suspension Date" shall mean the Business Day
           ----------------------------------
specified in Section 2.9(h) hereof.

          "Automatic Addition Termination Date" shall mean the Business Day
           -----------------------------------
specified by the Transferor pursuant to Section 2.9(h) hereof.

          "Average Rate" shall mean, as of any date of determination and with
           ------------
respect to any Group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series (or each Class within any Series consisting of more than one Class) within such Group obtained by multiplying (a) the Security Rate (reduced to take into account the payments received pursuant to any interest rate agreements net of any amounts payable under such agreements, or, if such agreements result in a net amount payable, increased by such net amount payable) for such Series or Class, by (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the Investor Securities of such Series or Class and the denominator of which is the aggregate unpaid principal amount of all Investor Securities within such Group.

          "Bank" shall mean The First National Bank of Atlanta d/b/a Wachovia
           ----
Bank Card Services.

          "Bearer Securities" shall have the meaning specified in Section 6.1.
           -----------------

          "Benefit Plan" shall have the meaning specified in subsection 6.4(c).
           ------------

          "Book-Entry Securities" shall mean beneficial interests in the
           ---------------------
Investor Securities, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

          "Business Day" shall mean any day other than (a) a Saturday or Sunday
           ------------
or (b) any other day on which national banking associations or state banking institutions in Delaware, Georgia, New York or any other State in which the principal executive offices of the Transferor or the Trustee, are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the applicable Series Supplement.

          "Calculation Date" shall mean, with respect to any Monthly Period, the
           ----------------
15/th/ day of such Monthly Period (or if any such day is not a Business Day, the next succeeding Business Day) and the last Business Day of such Monthly Period.

          "Cash Advance Fees" shall mean cash advance transaction fees and cash
           -----------------
advance late fees, if any, as specified in the Credit Card Agreement applicable to each Account.

          "Cedel" shall mean Cedelbank, a professional depository incorporated
           -----
under the laws of Luxembourg, and its successors.

          "Class" shall mean, with respect to any Series, any one of the classes
           -----
of Investor Securities of that Series.

          "Clearing Agency" shall mean an organization registered as a "clearing
           ---------------
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and serving as clearing agency for a Series or Class of Book-Entry Securities.

          "Clearing Agency Participant" shall mean a broker, dealer, bank, other
           ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Date" shall mean, with respect to any Series, the closing
           ------------
date specified in the related Supplement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Collection Account" shall have the meaning specified in Section 4.2.
           ------------------

          "Collections" shall mean all payments by or on behalf of Obligors
           -----------
(including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time and all other amounts specified by this Agreement or any Supplement as constituting Collections and shall include Recoveries, investment earnings on amounts on deposit in the Collection Account, Special Funding Account and any Series Account to the extent specified in any Series Supplement and all ancillary fee income received by the Servicer in respect of the Accounts. As specified in any Participation Interest Supplement or Series Supplement, Collections shall include amounts received with respect to Participation Interests. The aggregate Recoveries received during any Monthly Period not in excess of the aggregate amount of Principal Receivables (other than Ineligible Receivables) which became Defaulted Receivables during such Monthly Period shall be treated as Collections of Principal Receivables. The aggregate Recoveries received during any Monthly Period in excess of the aggregate Principal Receivables (other than Ineligible Receivables) which became Defaulted Receivables during such Monthly Period shall be treated as Collections of Finance Charge Receivables. Collections with respect to any Monthly Period shall include a portion, calculated pursuant to subsection 2.7(i), of Interchange paid to the Trust with respect to such Monthly Period, to be applied as if such amount were Collections of Finance Charge Receivables for all purposes. Amounts withdrawn from the yield supplement account or reserve account established with respect to any Series and deposited in the Collection Account shall, unless otherwise specified in the related Supplement, be treated as Collections of Finance Charge Receivables.

          "Common Depositary" shall mean, with respect to the Investor
           -----------------
Securities of any Series or Class, the common depositary for the respective accounts of any Foreign Clearing Agencies or any successor thereto.

          "Commission" shall mean the Securities and Exchange Commission and its
           ----------
successors in interest.

          "Companion Series" shall mean (i) each Series which has been paired
           ----------------
with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Invested Amount of such Series results in the increase of the Invested Amount of such other Series, as described in the related Supplements, and (ii) such other Series.

          "Corporate Trust Office" shall have the meaning specified in Section
           ----------------------
11.16.

          "Coupon" shall have the meaning specified in Section 6.1.
           ------

          "Credit Card Agreement" shall mean, with respect to a revolving credit
           ---------------------
card account, the agreements between an Account Originator and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

          "Credit Card Guidelines" shall mean, with respect to any Account and
           ----------------------
the related Receivables, the respective policies and procedures of the Account Owner (as of any date of determination, as such policies and procedures may be amended from time to time), or of the Account Originator (as of the date of origination of the Account), (a) relating to the operation of its credit card business as of such date, which generally are applicable to its portfolio of revolving credit card accounts or, in the case of an Account Owner that has only a portion of its portfolio subject to a Receivables Purchase Agreement, applicable to such portion of its portfolio, and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables.

          "Date of Processing" shall mean, with respect to any transaction or
           ------------------
receipt of Collections, the date on which such transaction is first recorded on the Servicer's computer file of revolving credit card accounts (without regard to the effective date of such recordation).

          "Defaulted Amount" shall mean, with respect to any Monthly Period, an
           ----------------
amount (which shall not be less than zero) equal to (a) the excess, if any, of the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period over the Recoveries for such Monthly Period, minus (b) the amount of any Defaulted Receivables of which the Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement during such Monthly Period; provided, however, that, if an
                                           --------  -------
Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in subsection 10.1(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

          "Defaulted Receivables" shall mean, with respect to any Monthly
           ---------------------
Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit card accounts. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of revolving credit card accounts.

          "Definitive Securities" shall have the meaning specified in Section
           ---------------------
6.10.

          "Definitive Euro-Securities" shall have the meaning specified in
           --------------------------
subsection 6.13(a).

          "Deposit Date" shall mean each day on which the Servicer deposits
           ------------
Collections in the Collection Account.

          "Depository Agreement" shall mean, with respect to any Series or Class
           --------------------
of Book-Entry Securities, the agreement among the Transferor, the Trustee and the Clearing Agency.

          "Determination Date" shall mean, unless otherwise specified in the
           ------------------
Supplement for a particular Series, the third Business Day preceding the Distribution Date in each Monthly Period.

          "Discount Option Date" shall mean each date on which a Discount
           --------------------
Percentage designated by the Transferor pursuant to Section 2.12 takes effect.

          "Discount Option Receivables" shall have the meaning specified in
           ---------------------------
subsection 2.12(a). The aggregate amount of Discount Option Receivables outstanding on any Date of Processing occurring on or after the Discount Option Date shall equal the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the Discount Option Date, shall be zero) plus (b) any new Discount
                                                  ----
Option Receivables created on such Date of Processing minus (c) any Discount
                                                      -----
Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing shall mean the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to the provision the definition of Principal Receivables) and the Discount Percentage.

          "Discount Option Receivable Collections" shall mean on any Date of
           --------------------------------------
Processing occurring in any Monthly Period succeeding the Monthly Period in which the Discount Option Date occurs, the product of (a) a fraction the numerator of which is the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables in each case (for both the numerator and the denominator) at the end of the preceding Monthly Period and (b) Collections of Principal Receivables on such Date of Processing (without giving effect to the provision the definition of Principal Receivables).

          "Discount Percentage" shall mean the percentages, if any, designated
           -------------------
by the Transferor pursuant to subsection 2.12(a).

          "Distribution Date" shall mean, with respect to any Series, the date
           -----------------
specified in the applicable Supplement.

          "Document Delivery Date" shall have the meaning specified in
           ----------------------
subsection 2.9(g).

          "Dollars", "$" or "U.S. $" shall mean United States dollars.
           -------    -      ------

          "Eligible Account" shall mean a consumer revolving credit card
           ----------------
account, which, as of (i) the Initial Issuance Date, in the case of an Initial Account, or (ii) as of the applicable Additional Cut Off Date, in the case of an Additional Account:

          (a) is a revolving credit card account in existence and maintained by the applicable Account Owner;

          (b) is payable in Dollars;

          (c) has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address;

          (d) except as provided below, has a cardholder who has not been identified by the Servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

          (e) has not been identified by the Servicer in its computer files as an account with respect to which the related card has been lost or stolen or has a cardholder who has not been identified by the Servicer in its computer files as being deceased;

          (f) is not sold or pledged to any other party except for any sale by an Account Originator to an entity that has entered into a Receivables Purchase Agreement;

          (g) does not have outstanding receivables which have been sold or pledged by the related Account Owner to any party other than PFR or the Transferor pursuant to a Receivables Purchase Agreement;

          (h) except as provided below, does not have any Receivables that are Defaulted Receivables;

          (i) does not have any Receivables that have been identified by the Servicer or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card;

          (j) was created in accordance with the Credit Card Guidelines of the applicable Account Originator at the time of creation of such account;

          (k) with respect to Additional Accounts, may, in lieu of satisfying the requirements of clauses (a) through (j) above, be an account which shall have satisfied the Rating Agency Condition.

Eligible Accounts may include Accounts, the Receivables of which have been written off, the Receivables with respect to which the Servicer believes the related Obligor is bankrupt as of the Initial Issuance Date, with respect to the Initial Accounts, and as of the related Additional Cut-Off Date, with respect to Additional Accounts; provided, that (a) the balance of all Receivables included
                     --------
in such Accounts is reflected on the books and records of such Seller (and is treated for purposes of this Agreement) as "zero" and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant Credit Card Guidelines.

          Notwithstanding the foregoing, for the purposes of subsection 2.9(h) "Eligible Account" shall mean a consumer revolving credit card account which satisfies each of the criteria set forth in clauses (a) through (j) above, and
(i) the related Account Owner is the originator of such revolving credit card account, (ii) the Account Originator is the Bank or an Affiliate of the Bank and notice of the designation of such consumer revolving credit card account as an Account pursuant to subsection 2.9(h) shall have been given to the Rating Agency or (iii) the Rating Agency Condition has been satisfied with respect to the inclusion in the Trust of the Receivables arising in such consumer revolving credit card account.

          "Eligible Deposit Account" shall mean either (a) a segregated account
           ------------------------
with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution which is authorized to engage in trust activities and which is organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acts as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from the Rating Agency in one of its generic credit rating categories that signifies investment grade.

          "Eligible Institution" shall mean any depository institution (which
           --------------------
may be the Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which depository institution at all times is a member of the FDIC and (i) whose short-term unsecured debt obligations have the Highest Rating or (ii) which has a certificate of deposit rating acceptable to the Rating Agency, except that no such rating will be required with respect to an institution which maintains a trust fund in a fully segregated trust account with the corporate trust department of such institution; provided that such
                                                          --------
institution is a member of the FDIC and maintains a credit rating in one of the Rating Agency's generic credit rating categories which signifies investment grade. Notwithstanding the previous sentence, any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible Institution. If so qualified, the Servicer may be considered an Eligible Institution for the purposes of this definition.

          "Eligible Investments" shall mean negotiable instruments or securities
           --------------------
represented by instruments in bearer or registered form, or, in the case of deposits described below, deposit accounts held in the name of the Trustee in trust for the benefit of the Securityholders, subject to the exclusive custody and control of the Trustee and for which the Trustee has sole signature authority, which evidence:

          (a) obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America;

          (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the depository institution or trust company shall have the Highest Rating;

          (c) commercial paper or other short-term securities having, at the time of the Trust's investment or contractual commitment to invest therein, the Highest Rating;

          (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, the Highest Rating;

          (e) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above;

          (f) money market funds having, at the time of the Trust's investment therein, the Highest Rating (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

          (g) time deposits other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating satisfactory to the Rating Agency;

          (h) repurchase agreements transacted with either

              (i) an entity subject to the United States federal bankruptcy code, provided that (A) the repurchase agreement matures prior to the next Distribution Date or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral,
     (C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral immediately, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

              (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. ("SIPC") provided that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a short-term debt rating of P-1 or higher by Moody's) acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (E) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement, the short-term deposits or commercial paper rating of such entity or institution in subsections (i) and (ii) shall have a credit rating not lower than the Highest Rating; and

               (iii) any other investment of a type or rating that satisfies the Rating Agency Condition.

          "Eligible Receivable" shall mean each Receivable, including, where
           -------------------
applicable, the underlying receivable:

           (a) which has arisen in an Eligible Account;

           (b) which was created in compliance in all material respects with all Requirements of Law applicable to the related Account Originator at the time of the creation of such Receivable and which was created pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to the related Account Originator at the time of the creation of such Receivable and the Requirements of Law applicable to any subsequent Account Owner with respect to such Receivable;

           (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the applicable Account Originator and any subsequent Account Owner of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

           (d) as to which at the time of the transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto and which itself is, and the underlying receivables are, free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

           (e) which is the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

           (f) which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general; and

          (g) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the Relevant UCC State.

          "Eligible Servicer" shall mean an entity which, at the time of its
           -----------------
appointment as Servicer, (a) is servicing or has the ability to service a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) in the sole determination of the Trustee, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter or the obligations of such entity have been guaranteed by an Affiliate thereof which has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

          "Enhancement Agreement" shall mean any agreement, instrument or
           ---------------------
document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New
           ------------------
York, Brussels office, as operator of the Euroclear System.

          "Excess Allocation Series" shall mean a Series that, pursuant to the
           ------------------------
Supplement therefor, is entitled to receive certain excess Collections of Finance Charge Receivables, as more specifically set forth in such Supplement.

          "Exchange Date" shall mean, with respect to any Series, any date that
           -------------
is after the related Closing Date, in the case of Definitive Euro-Securities in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.13), in the case of Definitive Euro-Securities in bearer form.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any
           ----
successor.

          "FDR" shall have the meaning specified in Section 8.7.
           ---

          "Finance Charge Receivables" shall mean all amounts billed to the
           --------------------------
Obligors on any Account in respect of (i) all Periodic Rate Finance Charges,
(ii) Cash Advance Fees, (iii) Annual Membership Fees, (iv) Late Fees, (v) Overlimit Fees, (vi) Returned Check Fees, (vii) Discount Option Receivables, if any, (viii) Miscellaneous Fees and Charges and (ix) any other fees with respect to the Accounts designated by the Transferor at any time and from time to time to be included as Finance Charge Receivables; provided, however, that after the
                                              --------  -------
Premium Option Date, Finance Charge Receivables on any Date of Processing thereafter shall mean Finance Charge Receivables as otherwise determined pursuant to this definition minus the amount of Premium Option Receivables. Finance Charge Receivables shall also include (a) the interest portion of Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Supplement or Series Supplement, (b) Interchange as calculated pursuant to the Supplement for any Series, and (c) payments in respect of Adjustments Payment Shortfalls pursuant to the proviso in the last sentence of subsection 3.9(a). Collections of Finance Charge Receivables shall include (i) the aggregate Recoveries received during any Monthly Period in excess of the aggregate Principal Receivables (other than Ineligible Receivables) which became Defaulted Receivables during such Monthly Period and (ii) investment earnings on amounts on deposit in the Collection Account, Special Funding Account and any Series Account to the extent specified in any Series Supplement.

          "FIRREA" shall mean the Financial Institutions Reform, Recovery and
           ------
Enforcement Act of 1989, as amended.

          "Fitch" shall mean Fitch IBCA, Inc., or its successors.
           -----

          "Foreign Clearing Agency" shall mean Cedelbank and the Euroclear
           -----------------------
Operator.

          "Global Security" shall have the meaning specified in subsection
           ---------------
6.13(a).

          "Global Security Exchange Date" shall mean, with respect to any Series
           -----------------------------
or Class, a date determined by the Manager with respect to such Series or Class which is at least 40 days after the later of the commencement of the offering of the related Investor Securities and the related Series Issuance Date.

          "Governmental Authority" shall mean the United States of America, any
           ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Group" shall mean, with respect to any Series, the group of Series,
           -----
if any, in which the related Supplement specifies such Series is to be included.

          "Harris" shall mean Harris Trust and Savings Bank, an Illinois state
           ------
banking corporation.

          "Highest Rating" shall mean, with respect to Moody's, P-1 or Aaa,
           --------------
with respect to Standard & Poor's, A-1+ or AAA, and with respect to Fitch, F-1+ or AAA or any rating category that will not cause a Ratings Event.

          "Holdings" shall mean Partners First Holdings, LLC, a Delaware limited
           --------
liability company, the predecessor to the Bank, as servicer.

          "Ineligible Receivables" shall have the meaning specified in
           ----------------------
subsection 2.5(a).

          "Initial Account" shall mean each MasterCard(R) and VISA(R)/1/
           ---------------
consumer revolving credit card account which is identified in the computer file or microfiche list delivered to the Trustee by the Transferor pursuant to
Section 2.1 on the Initial Issuance Date.

          "Initial Issuance Date" shall mean January 29, 1998, the date the
           ---------------------
Transferor Security was issued by the Trust and delivered to PFRF as the original Transferor.

          "Insolvency Event" shall have the meaning specified in subsection
           ----------------
9.1(a).

          "Insolvency Proceeds" shall have the meaning specified in subsection
           -------------------
9.1(b).

          "Institutional Investor" shall mean an institutional accredited
           ----------------------
investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended.

          "Insurance Proceeds" shall mean any amounts received pursuant to the
           ------------------
payment of benefits under any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account or any other credit insurance policy designated by the Transferor including, without limitation, credit insurance coverage of Receivables on a pooled basis.

          "Interchange" shall mean interchange fees payable to an Account Owner,
           -----------
as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for the period prior to the initial billing. Any reference in this Agreement or any Supplement to Interchange shall refer only to the interchange fees that are received by the Account Owner, which shall be an amount equal to the product of (i) the percentage equivalent of a fraction, the numerator of which is the amount of cardholder sales charges in the Accounts of such Account

__________________

     /1/ MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

Owner, and the denominator of which is the total amount of cardholder sales charges for all accounts in the Account Owner's entire portfolio and (ii) the total interchange fees payable to the Account Owner in respect of all of the accounts in the Account Owner's entire portfolio. Interchange for any Series shall be calculated pursuant to the related Supplement.

          "Invested Amount" shall mean, with respect to any Series and for any
           ---------------
date, an amount equal to the invested amount or adjusted invested amount, as applicable, specified in the related Supplement.

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
1940, as amended.

          "Investor Securityholder" shall mean the Person in whose name a
           -----------------------
Registered Security is registered in the Security Register or the bearer of any Bearer Security (or the Global Security, as the case may be) or Coupon.

          "Investor Securities" shall mean any certificated or uncertificated
           -------------------
interest in the Trust designated as, or deemed to be, an "Investor Security" in the related Supplement.

          "Investor Exchange" shall have the meaning specified in Section
           -----------------
6.3(b).

          "Late Fees" shall have the meaning specified in the Credit Card
           ---------
Agreement applicable to each Account for late fees or similar terms.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any
                                               --------  -------
assignment permitted by subsection 6.3(b) or Section 7.2 and the lien created by this Agreement shall not be deemed to constitute a Lien.

          "Manager" shall mean the lead manager, manager or co-manager or Person
           -------
performing a similar function with respect to an offering of Definitive Euro-Securities.

          "Miscellaneous Fees and Charges" shall mean Receivables created
           ------------------------------
pursuant to any Credit Card Agreement in respect of any administrative fees or service charges (including any portion of insurance premiums payable by the Obligor which the Account Owner is not required to pay to the applicable insurer) other than Late Fees, Overlimit Fees, Returned Check Fees,

Annual Membership Fees and Cash Advance Fees, including all ancillary fee income received by the Servicer in respect of the Accounts.

          "MasterCard" shall mean MasterCard International Incorporated, and its
           ----------
successors in interest.

          "Monthly Period" shall mean, with respect to each Distribution Date,
           --------------
unless otherwise provided in a Supplement, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month; provided, however, that unless otherwise specified in the
                --------  -------
related Supplement, the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series.

          "Monthly Servicing Fee" shall have the meaning specified in Section
           ---------------------
3.2.

          "Moody's" shall mean Moody's Investors Service, Inc., or its
           -------
successor.

          "New Account" shall mean each MasterCard and VISA consumer revolving
           -----------
credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to subsection 2.9(d) to be included as an Account and is identified in the computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.1 and subsection 2.9(h).

          "Notices" shall have the meaning specified in subsection 13.5(a).
           -------

          "Obligor" shall mean, with respect to any Account, the Person or
           -------
Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

          "Officer's Certificate" shall mean, a certificate signed by any Vice
           ---------------------
President or more senior officer of the Transferor and Servicer and delivered to the Trustee.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may
           ------------------
be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

          "Original Pooling and Servicing Agreement" shall mean the Pooling and
           ----------------------------------------
Servicing Agreement, dated as of January 29, 1998, among PFRF, as Transferor, Holdings, as Servicer, and The Bank of New York, as Trustee.

          "Overlimit Fees" shall have the meaning specified in the Credit Card
           --------------
Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

          "Participation Agreement" shall mean the Participation Agreement, as
           -----------------------
amended or supplemented from time to time, pursuant to which the Transferor has granted to Wachovia Bank, N.A. a 95% participation interest in the Transferor Security and any other Security issued by the Trust and held by the Transferor.

          "Participation Interest Supplement" shall mean a Supplement entered
           ---------------------------------
into pursuant to subsection 2.9(a)(ii) or (b) in connection with the conveyance of Participation Interests to the Trust.

          "Participation Interests" shall have the meaning specified in
           -----------------------
subsection 2.9(a)(ii).

          "Paying Agent" shall mean any paying agent appointed pursuant to
           ------------
Section 6.7, which was initially Harris and as of the date hereof is The Bank of New York; provided, that if the Supplement for a Series so provides, a separate
          --------
or additional Paying Agent may be appointed with respect to such Series.

          "Pay Out Event" shall mean, with respect to any Series, any Pay Out
           -------------
Event specified in the related Supplement.

          "Periodic Rate Finance Charges" shall have the meaning specified in
           -----------------------------
the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

          "Person" shall mean any legal person, including any individual,
           ------
corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "PFR" shall mean Partners First Receivables, LLC, a Delaware limited
           ---
liability company and a wholly owned subsidiary of  Holdings.

          "PFRF" shall mean Partners First Receivables Funding, LLC, a Delaware
           ----
limited liability company and a wholly owned subsidiary of PFR which was the predecessor transferor to the Bank.

          "Portfolio Yield" shall mean with respect to the Trust as a whole and,
           ---------------
with respect to any Monthly Period, the annualized percentage equivalent of a fraction (a) the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections for all Series during the immediately preceding Monthly Period calculated on a cash basis, after subtracting therefrom the Series Allocable Defaulted Amounts for all Series with respect to such Monthly Period and (b) the denominator of which is the total amount of Principal Receivables plus (without duplication) the then outstanding principal amount of any Participation Interests conveyed to the Trust, plus the amount of funds on deposit in the Special Funding Account, in each case, as of the last day of the immediately preceding Monthly Period; provided that, with respect to any Monthly Period in which an Aggregate Addition
--------
occurs or a removal of Accounts pursuant to Section 2.10 occurs, the amount of Principal Receivables and Participation Interests referred to in clause (b) shall be the average amount of Principal Receivables and Participation Interests in the Trust on each Business Day during such Monthly Period based upon the assumptions that (1) the aggregate amount of Principal Receivables in the Trust plus the then outstanding principal amount of any Participation Interests
----
conveyed to the Trust at the end of the day on the last day of the prior Monthly Period is the aggregate amount of Principal Receivables and Participation Interests in the Trust on each Business Day of the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust plus the then outstanding principal amount of any Participation Interests
----
conveyed to the Trust at the end of the day on the related Addition Date or Removal Date is the aggregate amount of Principal Receivables and Participation Interests in the Trust on each Business Day of the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period.

          "Pre-Funding Account" shall mean, with respect to any Series, the
           -------------------
account, if any, specified in the related Supplement.

          "Premium Option Date" shall mean each date on which a Premium
           -------------------
Percentage designated by the Transferor pursuant to Section 2.13 takes effect.

          "Premium Option Receivables" shall have the meaning specified in
           --------------------------
Section 2.13. The aggregate amount of Premium Option Receivables outstanding on any Date of Processing occurring on or after the Premium Option Date shall equal the sum of (a) the aggregate Premium Option Receivables at the end of the prior Date of Processing (which amount, prior to the Premium Option Date, shall be zero) plus (b) any new Premium Option Receivables created on such Date of
      ----
Processing minus (c) any Premium Option Receivables Collections received on such
           -----
Date of Processing. Premium Option Receivables created on any Date of Processing shall mean the product of the amount of any Finance Charge Receivables created on such Date of Processing and the Premium Percentage.

          "Premium Option Receivable Collections" shall mean on any Date of
           -------------------------------------
Processing occurring in any Monthly Period succeeding the Monthly Period in which the Premium Option Date occurs, the product of (a) a fraction the numerator of which is the Premium Option Receivables and the denominator of which is the sum of the Finance Charge Receivables and the Premium Option Receivables in each case (for both the numerator and the denominator) at the end of the preceding Monthly Period and (b) Collections of Finance Charge Receivables on such Date of Processing.

          "Premium Percentage" shall mean the percentages, if any, designated by
           ------------------
the Transferor pursuant to Section 2.13.

          "Principal Allocation Percentage" shall mean, with respect to any
           -------------------------------
Series, the percentage specified in the related Supplement.

          "Principal Funding Account" shall mean, with respect to any Series,
           -------------------------
the account, if any, specified in the related Supplement.

          "Principal Receivables" shall mean all Receivables other than Finance
           ---------------------
Charge Receivables or Defaulted Receivables.    Principal Receivables shall
include the principal portion of Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Supplement or Series Supplement. Collections of Principal Receivables also shall include the aggregate Recoveries with respect to each Monthly Period not in excess of the aggregate amount of Principal Receivables (other than Ineligible Receivables) which became Defaulted Receivables during such Monthly Period. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section
2.11 shall not be included in calculating the amount of Principal Receivables.

          "Principal Sharing Series" shall mean a Series that, pursuant to the
           ------------------------
Supplement therefor, is entitled to receive Shared Principal Collections.

          "Principal Shortfalls" shall have the meaning specified in Section
           --------------------
4.4.

          "Principal Terms" shall mean, with respect to any Series, (i) the name
           ---------------
or designation; (ii) the initial principal amount (or method for calculating such amount), the Invested Amount, the Series Invested Amount and the Required Series Transferor Amount, (iii) the Security Rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating Collections to Investor Securityholders; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the Servicing Fee; (viii) the terms of any form of Series Enhancements with respect thereto;
(ix) the terms on which the Investor Securities of such Series may be exchanged for Investor Securities of another Series, repurchased by the Transferor or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Investor Securities of such Series and, if more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Securities of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global security or securities, the terms and conditions, if any, upon which such global security may be exchanged, in whole or in part, for Definitive Securities, and the manner in which any interest payable on a temporary or global security will be paid);
(xiii) whether the Investor Securities of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) whether such Series will be part of a Group;
(xvi) whether such Series will be a Principal Sharing Series, (xvii) whether such Series will be an

Excess Allocation Series, (xviii) the Distribution Date for such Series, and
(xix) any other terms of such Series.

          "Purchase Agreement" shall mean the Purchase Agreement among Holdings,
           ------------------
PFR, PFRF and the Bank dated December 21, 1999 pursuant to which the Bank agreed to acquire the credit card portfolio and related business of Holdings.

          "Rating Agency" shall mean, with respect to any outstanding Series or
           -------------
Class, each rating agency, as specified in the applicable Supplement, selected by the Transferor to rate the Investor Securities of such Series or Class.

          "Rating Agency Condition" shall mean, with respect to any action, that
           -----------------------
the Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class with respect to which it is a Rating Agency.

          "Ratings Event" with respect to any Class of any outstanding Series of
           -------------
Investor Securities rated by a Rating Agency, shall mean a reduction or withdrawal of the rating of any such Class by a Rating Agency.

          "Reassignment" shall have the meaning specified in Section 2.10.
           ------------

          "Receivables" shall mean all amounts shown on the Servicer's records
           -----------
as amounts payable by Obligors on any Account from time to time, including amounts owing for purchases of goods and services, cash advances and Finance Charge Receivables. Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables. A Receivable shall be deemed to have been created at the end of the Date of Processing of such Receivable.

          "Receivables Purchase Agreement" shall mean, as applicable, (i) the
           ------------------------------
receivables purchase agreement between PFR and the Transferor, dated as of January 29, 1998, as amended from time to time in accordance with the terms thereof, (ii) any Account Owner Purchase Agreement, (iii) any Account Originator Receivables Purchase Agreement, or (iv) any receivables purchase agreement entered into by the Transferor and an Account Owner in the future;

provided, that (A) the Rating Agency Condition is satisfied with respect to such
--------
receivables purchase agreement and (B) PFR or the Transferor, as applicable, shall have delivered to the Trustee (with a copy to the Rating Agency) an Officer's Certificate to the effect that such officer reasonably believes that the execution and delivery of such receivables purchase agreement will not have an Adverse Effect.

          "Record Date" shall mean, with respect to any Distribution Date, the
           -----------
last day of the calendar month immediately preceding such Distribution Date unless otherwise specified for a Series in the applicable Supplement.

          "Recoveries" shall mean all amounts received (net of out-of-pocket
           ----------
costs of collection) including Insurance Proceeds, with respect to Defaulted Receivables, including the net proceeds of any sale of such Defaulted Receivables by the Transferor.

          "Registered Securityholder" shall mean the Holder of a Registered
           -------------------------
Security.

          "Registered Securities" shall have the meaning specified in Section
           ---------------------
6.1.

          "Reinvestment Event" shall mean, if applicable with respect to any
           ------------------
Series, any Reinvestment Event specified in the related Supplement.

          "Related Account" shall mean an Account with respect to which a new
           ---------------
credit account number has been issued by the applicable Account Owner or Servicer or the Transferor under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

          "Relevant UCC State" shall mean each jurisdiction in which the filing
           ------------------
of a UCC financing statement is necessary to evidence the security interest of the Trustee established under this Agreement.

          "Removal Date" shall have the meaning specified in Section 2.10.
           ------------

          "Removed Accounts" shall have the meaning specified in Section 2.10.
           ----------------

          "Removed Participation Interests" shall have the meaning specified in
           -------------------------------
Section 2.10.

          "Required Designation Date" shall have the meaning specified in
           -------------------------
subsection 2.9(a).

          "Required Minimum Principal Balance" shall mean, with respect to any
           ----------------------------------
date, (a) the sum of the numerators used in the Principal Allocation Percentage for each Series outstanding on such date minus (b) the Special Funding Amount minus (c) the amount on deposit in the Principal Funding Account for each Series outstanding on such date minus (d) the amount on deposit in the Pre-Funding Account for each Series outstanding on such date.

          "Required Transferor Amount" shall mean, with respect to any date, the
           --------------------------
sum of the Series Required Transferor Amounts for all Series outstanding on such date.

          "Requirements of Law" shall mean any law, treaty, rule or regulation,
           -------------------
or determination of an arbitrator or Governmental Authority, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of formation, certificate of incorporation and by-laws or other organizational or governing documents of such Person.

          "Responsible Officer" shall mean, when used with respect to (i) the
           -------------------
Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject or (ii) the Transferor, a senior officer of the Transferor with oversight and supervisory responsibilities over the Transferor's performance of its obligations hereunder.

          "Restart Date" shall mean the date specified in the notice delivered
           ------------
by the Transferor to the Trustee pursuant to Section 2.9(h) hereof.

          "Returned Check Fees" shall have the meaning specified in the Credit
           -------------------
Card Agreement applicable to each Account for fees for returned checks or similar terms.

          "Revolving Period" shall mean, with respect to any Series, the period
           ----------------
specified in the related Supplement.

          "Security" shall mean any one of the Investor Securities or the
           --------
Transferor Securities.

          "Securityholder" or "Holder" shall mean an Investor Securityholder or
           --------------      ------
a Person in whose name any one of the Transferor Securities is registered.

          "Securityholders' Interest" shall have the meaning specified in
           -------------------------
Section 4.1. For purposes of determining whether Holders of Investor Securities evidencing a specified percent age of the Securityholders' Interest have approved, consented or otherwise agreed to any action hereunder, such determination shall be made based on the percentage of the Invested Amount represented by such Investor Securities.

          "Security Owner" shall mean, with respect to a Book-Entry Security,
           --------------
the Person who is the owner of such Book-Entry Security, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "Security Rate" shall mean, as of any particular date of determination
           -------------
and with respect to any Series or Class, the security rate as of such date specified therefor in the related Supplement.

          "Security Register" shall mean the register maintained pursuant to
           -----------------
Section 6.4, providing for the registration of the Registered Securities and transfers and exchanges thereof.

          "Series" shall mean any series of Investor Securities issued pursuant
           ------
to Section 6.3.

          "Series Account" shall mean any deposit, trust, escrow or similar
           --------------
account maintained for the benefit of the Investor Securityholders of any Series or Class, as specified in any Supplement.

          "Series Adjusted Invested Amount" shall mean, with respect to any
           -------------------------------
Series and for any Monthly Period, the Series Invested Amount of such Series, after subtracting therefrom the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement) of investor charge-offs, subordination of principal collections and funding the investor default amount or another Series allocable to the Invested Amount for such Series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs, subordination of principal collections and funding the investor default amount for any other Class of Investor Securities of such Series or another Series as of such last day, or such lesser amount as may be provided in the Series Supplement for such Series.

          "Series Allocable Defaulted Amount" shall mean, with respect to any
           ---------------------------------
Series and for any Monthly Period, the product of the Series Allocation Percentage and the Defaulted Amount with respect to such Monthly Period.

          "Series Allocable Finance Charge Collections" shall mean, with respect
           -------------------------------------------
to any Series and for any Monthly Period, the product of the Series Allocation Percentage and the amount of Collections of Finance Charge Receivables deposited in the Collection Account for such Monthly Period.

          "Series Allocable Principal Collections" shall mean, with respect to
           --------------------------------------
any Series and for any Monthly Period, the product of the Series Allocation Percentage and the amount of Collections of Principal Receivables deposited in the Collection Account for such Monthly Period.

          "Series Allocation Percentage" shall mean, with respect to any Series
           ----------------------------
and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount plus the Series Required Transferor Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount plus the sum of all Series Required Transferor Amounts as of such last day.

          "Series Enhancement" shall mean the rights and benefits provided to
           ------------------
the Trust or the Investor Securityholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account or guaranty, collateral invested amount, spread account, yield supplement account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, notional principal contract, options, hedging agreements, insurance policy or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

          "Series Enhancer" shall mean the Person or Persons providing any
           ---------------
Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Supplement for such Series) the Investor Securityholders of any Series or Class which is subordinated to another Series or Class.

          "Series Invested Amount" shall have, with respect to any Series, the
           ----------------------
meaning specified in the related Supplement.

          "Series Issuance Date" shall mean, with respect to any Series, the
           --------------------
date on which the Investor Securities of such Series are to be originally issued in accordance with Section 6.3 and the related Supplement.

          "Series Required Transferor Amount" shall have the meaning, with
           ---------------------------------
respect to any Series, specified in the related Supplement.

          "Series Termination Date" shall mean, with respect to any Series, the
           -----------------------
termination date for such Series specified in the related Supplement.

          "Service Transfer" shall have the meaning specified in Section 10.1.
           ----------------

          "Servicer" shall mean before any Service Transfer, the Bank and after
           --------
any Service Transfer, the Successor Servicer.

          "Servicer Default" shall have the meaning specified in Section 10.1.
           ----------------

          "Servicer Interchange" shall have the meaning specified in Section
           --------------------
3.2.

          "Servicing Fee" shall have the meaning specified in Section 3.2.
           -------------

          "Servicing Fee Rate" shall mean, with respect to any Series, the
           ------------------
servicing fee rate specified in the related Supplement.

          "Servicing Officer" shall mean any officer of the Servicer or an
           -----------------
attorney-in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

          "Shared Principal Collections" shall have the meaning specified in
           ----------------------------
Section 4.4.

          "Special Funding Account" shall have the meaning set forth in Section
           -----------------------
4.2.

          "Special Funding Amount" shall mean the amount on deposit in the
           ----------------------
Special Funding Account.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Group or its
           -----------------
successor.

          "Successor Servicer" shall have the meaning specified in subsection
           ------------------
10.2(a).

          "Supplement" shall mean, with respect to any Series, a supplement to
           ----------
this Agreement, executed and delivered in connection with the original issuance of the Investor Securities of such Series pursuant to Section 6.3, and, with respect to any Participation Interest, an amendment to this Agreement executed pursuant to Section 13.1, and, in either case, including all amendments thereof and supplements thereto.

          "Supplemental Security" shall have the meaning specified in subsection
           ---------------------
6.3(b).

          "Supplemental Security Supplement" shall have the meaning specified in
           --------------------------------
subsection 6.3(b).

          "Tax Opinion" shall mean, with respect to any action, an Opinion of
           -----------
Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Investor Securities of any outstanding Series or Class that was characterized as debt at the time of its issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation,
(c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Securityholder and (d) except as is otherwise provided in a Supplement, in the case of subsection 6.3(b)(vi), the Investor Securities of the Series or class thereof established pursuant to such Supplement will be properly characterized as debt.

          "Termination Notice" shall have the meaning specified in subsection
           ------------------
10.1(d).

          "Termination Proceeds" shall have the meaning specified in subsection
           --------------------
12.2(c).

          "Transfer Agent and Registrar" shall have the meaning specified in
           ----------------------------
Section 6.4.

          "Transfer Date" shall mean the Business Day immediately preceding each
           -------------
Distribution Date.

          "Transfer Restriction Event" shall have the meaning specified in
           --------------------------
Section 2.11.

          "Transferor" shall mean the Bank.
           ----------

          "Transferor Amount" shall mean on any date of determination an amount
           -----------------
equal to the difference between (I) the sum of (A) the aggregate balance of Principal Receivables at the end of the day immediately prior to such date of determination and (B) Special Funding Amount at the end of the day immediately prior to such date of determination and (C) the aggregate principal amounts on deposit in the Principal Funding Account and Pre-Funding Account for each Series minus (II) the Aggregate Invested Amount at the end of such day.
-----

          "Transferor Security" shall mean the security executed by Partners
           -------------------
First Receivables Funding, LLC and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with Exhibit A, which security was assigned to the Bank as of the date hereof in connection with the transactions contemplated by the Purchase Agreement.

          "Transferor Securities" shall mean, collectively, the Transferor
           ---------------------
Security and any outstanding Supplemental Securities.

          "Transferor Percentage" shall have, with respect to each Series, the
           ---------------------
meaning specified in the related Supplement

          "Transferor's Interest" shall have the meaning specified in Section
           ---------------------
4.1.

          "Transferred Account" shall mean each account into which an Account
           -------------------
shall be transferred provided that (i) such transfer was made in accordance with the Credit Card Guide lines and (ii) such account can be traced or identified as an account into which an Account has been transferred.

          "Trust" shall mean the Partners First Credit Card Master Trust created
           -----
by this Agreement.

          "Trust Adjusted Invested Amount" shall mean, with respect to any
           ------------------------------
Monthly Period, the aggregate Series Adjusted Invested Amounts as adjusted in any Supplement for all outstanding Series for such Monthly Period.

          "Trust Assets" shall have the meaning specified in Section 2.1.
           ------------

          "Trustee" shall mean The Bank of New York, a New York banking
           -------
corporation, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to
           ---
time, as in effect in any specified jurisdiction.

          "VISA" shall mean VISA USA, Inc., and its successors in interest.
           ----

          Section 1.2    Other Definitional Provisions.
                         -----------------------------

          (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) Any reference to the Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

          (e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

          (f) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

                               [END OF ARTICLE I]

                                    ARTICLE II

                           CONVEYANCE OF RECEIVABLES

          Section 2.1    Conveyance of Receivables.  By execution of this
                         -------------------------
Agreement, the Transferor does hereby transfer, assign, set over, and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Securityholders, without recourse except as provided herein, all its right, title and interest in, to and under (i) the Receivables existing at the close of business on the Initial Issuance Date, in the case of Receivables arising in the Initial Accounts, and on each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all Inter change and Recoveries allocable to the Trust as provided herein, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof and (ii) each Receivables Purchase Agreement. Such property, together with the Collection Account, the Series Accounts and the Special Funding Account and all monies on deposit in any such account, the rights of the Trustee on behalf of the Trust under this Agreement and any Supplement, the property conveyed to the Trustee on behalf of the Trust under any Participation Interest Supplement, any Series Enhancement and the right to receive Recoveries shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Securityholder or any Series Enhancer of any obligation of any Account Owner or the Transferor, the Servicer or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers. The Obligors shall not be notified in connection with the creation of the Trust of the transfer, assignment, set-over and conveyance of the Receivables to the Trust. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

          The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables conveyed by the Transferor now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Trustee as soon as practicable after the first Closing Date, in the case of Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

          The Transferor further agrees, at its own expense, (a) on or prior to
(x) the first Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Securityholders (or conveyed to the Transferor or its designee in accordance with Section 2.10, in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in the PORTFOLIO ID field of such computer files the code "17," "18," "19," "20," "21" or "22" identifying each such Account and (b) on or prior to
(w) the first Closing Date, in the case of the Initial Accounts, (x) the date that is five Business Days after the applicable Addition Date, in the case of Aggregate Additions, (y) the date that is 30 days after the applicable Addition Date, in the case of New Accounts, and (z) the date that is five Business Days after the applicable Removal Date, in the case of Removed Accounts, to deliver, or cause to be delivered, to the Trustee, a copy of the computer file or microfiche list delivered to the Transferor pursuant to the related Receivables Purchase Agreement, containing a true and complete list of all such Accounts specifying for each such Account, as of the Initial Issuance Date, in the case of the Initial Accounts, the applicable Additional Cut-Off Date in the case of Additional Accounts, and the applicable Removal Date in the case of Removed Accounts, its account number and, other than in the case of New Accounts, the aggregate amount outstand ing in such Account and the aggregate amount of Principal Receivables outstanding in such Account, it being understood that the delivery of any such computer file or microfiche list by or on behalf of PFRF before the date hereof shall constitute compliance by the Transferor with the delivery requirements of this paragraph. Each such file or list, as supplemented, from time to time, to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Transferor further agrees not to alter the code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

          The Transferor hereby grants and transfers to the Trust, for the benefit of the Securityholders, a security interest in all of the Transferor's right, title and interest in, to and under the Receivables and all other Trust Assets, to secure a loan in an amount equal to the unpaid principal amount of the Investor Securities issued hereunder or to be issued pursuant to this Agreement and the interest accrued at the related Security Rate, and agrees that this Agreement shall constitute a security agreement under applicable law.

          The parties hereto hereby acknowledge their intent to treat the transaction contemplated hereby as a sale, and not as a secured borrowing, for accounting purposes.

          Section 2.2    Acceptance by Trustee.
                         ---------------------

          (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Securityholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche list relating to the Initial Accounts described in the penultimate paragraph of Section 2.1. The Trustee shall maintain a copy of Schedule 1, as delivered from time to time, at the Corporate Trust Office.

          (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 and delivered to the Trustee, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder, (iii) in enforcing the rights of Securityholders or
(iv) to bona fide creditors or potential creditors of any Account Originator, Account Owner or the Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or any Receivables Purchase Agreement. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow the Transferor or its duly authorized representatives to inspect the Trustee's security and confidentiality arrangements as they specifically relate to the administration of the Trust from time to time during normal business hours upon prior written notice. The Trustee shall provide the Transferor with notice five Business Days prior to disclosure of any information of the type described in this subsection 2.2(b).

          (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          Section 2.3    Representations and Warranties of the Transferor.  The
                         ------------------------------------------------
Transferor hereby severally represents and warrants to the Trustee (and agrees that the Trustee may conclusively rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Securities) that:

          (a) Organization and Good Standing.  The Transferor is a national
              ------------------------------
banking association duly organized and validly existing in good standing under the laws of the United States and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, each Receivables Purchase Agreement and each applicable Supplement and to execute and deliver to the Trustee the Securities.

          (b) Due Qualification.  The Transferor is duly qualified to do
              -----------------
business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Card Agreement relating to an Account or any Receivable conveyed to the Trust by the Transferor unenforceable by the Transferor or the Trust or (ii) have a material adverse effect on the Investor Securityholders.

          (c) Due Authorization.  The execution and delivery of this Agreement,
              -----------------
each Receivables Purchase Agreement and each Supplement by the Transferor and the execution and delivery to the Trustee of the Securities and the consummation by the Transferor of the transactions provided for in this Agreement, each Receivables Purchase Agreement and each Supplement have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor.

          (d) No Conflict.  The execution and delivery by the Transferor of this
              -----------
Agreement, each Receivables Purchase Agreement, each Supplement, and the Securities, the performance of the transactions contemplated by this Agreement, each Receivables Purchase Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

          (e) No Proceedings.  There are no proceedings or investigations,
              --------------
pending or, to the best knowledge of the Transferor, threatened against the Transferor before any Govern mental Authority (i) asserting the invalidity of this Agreement, each Receivables Purchase Agreement, each Supplement or the Securities, (ii) seeking to prevent the issuance of any of the Securities or the consummation of any of the transactions contemplated by this Agreement, each Receivables Purchase Agreement, each Supplement or the Securities, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, each Receivables Purchase Agreement or each Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, each Receivables Purchase Agreement, each Supplement or the Securities or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States Federal or any State income or franchise tax systems.

          (f) All Consents.  All authorizations, consents, orders or approvals
              ------------
of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement, each Receivables Purchase Agreement, each Supplement and the Securities and the performance of the transactions contemplated by this Agreement and each Supplement by the Transferor have been duly obtained, effected or given and are in full force and effect.

          Section 2.4    Representations and Warranties of the Transferor
                         ------------------------------------------------
Relating to the Agreement and Any Supplement and the Receivables.
----------------------------------------------------------------

          (a) Representations and Warranties.  The Transferor hereby severally
              ------------------------------
represents and warrants to the Trustee as of the Initial Issuance Date, each Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

               (i) this Agreement, each Receivables Purchase Agreement, each Supplement and, in the case of Additional Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

               (ii) as of the Initial Issuance Date and as of the related Additional Cut-Off Date with respect to Additional Accounts, Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts the Receivables in which were transferred by the Transferor as of the Initial Issuance Date or such Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Issuance Date or such Additional Cut-Off Date, as the case may be;

               (iii) (each Receivable conveyed to the Trust by the Transferor has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under subsection 2.7(b)).

               (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

               (v) either this Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables conveyed to the Trust and the proceeds thereof and Recoveries and Interchange identified as relating to the Receivables conveyed to the Trust or a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof and said Recoveries and Interchange, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

               (vi) on the Initial Issuance Date, each Initial Account specified in Schedule 1 is an Eligible Account and, on the applicable Additional Cut-Off Date, each related Additional Account specified in Schedule 1 is an Eligible Account;

               (vii) on the Initial Issuance Date, each Receivable then existing and conveyed to the Trust is an Eligible Receivable and, on the applicable Additional Cut-Off Date, each Receivable contained in the related Additional Accounts and conveyed to the Trust is an Eligible Receivable; and

               (viii) as of the date of the creation of any new Receivable in an Account specified in a Receivables Purchase Agreement, such Receivable is an Eligible Receivable.

          (b) Notice of Breach.  The representations and warranties set forth in
              ----------------
Section 2.3, this Section 2.4 and subsection 2.9(f) shall survive the transfers and assignments of the Receivables to the Trust and the issuance of the Securities. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in Section 2.3, this Section 2.4 or subsection 2.9(f), the party discovering such breach shall give notice to the other parties and to each Series Enhancer within three Business Days following such discovery; provided that the failure to give notice
                                        --------
within three Business Days does not preclude subsequent notice.

          Section 2.5    Reassignment of Ineligible Receivables.
                         --------------------------------------

          (a) Reassignment of Receivables.  In the event (i) any representation
              ---------------------------
or warranty contained in subsection 2.4(a)(ii), (iii), (iv), (vi), (vii) or
(viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and such breach has a material adverse effect on the Securityholders' Interest in any Receivable (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) unless cured within 60 days (or such longer period, not in excess of 120 days, as may be agreed to by the Trustee and the Servicer) after the earlier to occur of the discovery thereof by the Transferor which conveyed such Receivables to the Trust or receipt by the Transferor of written notice thereof given by the Trustee or the Servicer, or
(ii) it is so provided in subsection 2.7(a) or 2.9(d)(iii) with respect to any Receivables conveyed to the Trust by the Transferor, then the Transferor shall accept reassignment of the Securityholders' Interest in all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph (b) below.

          (b) Price of Reassignment.  The Servicer shall deduct the portion of
              ---------------------
such Ineligible Receivables reassigned to the Transferor which are Principal Receivables from the aggregate amount of the Principal Receivables used to calculate the Transferor Amount. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 1:00 P.M., New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Transferor shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be below the Required Transferor Amount (up to the amount of such Principal Receivables).

          Upon reassignment of any Ineligible Receivable, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The obligation of the Transferor to accept reassignment of any Ineligible Receivables conveyed to the Trust by the Transferor, and to make the deposits, if any, required to be made to the Special Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Securityholders (or the Trustee on behalf of the Securityholders) or any Series Enhancer. Notwithstanding any other provision of this subsection 2.5(b), a reassignment of an Ineligible Receivable in excess of the amount that would cause the Transferor Amount to be less than the Required Transferor Amount shall not occur if the Transferor fails to make any deposit required by this subsection 2.5(b) with respect to such Ineligible Receivable. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the Transferor to effect the conveyance of such Ineligible Receivables pursuant to this subsection 2.5(b), but only upon receipt of an Officer's Certificate from the Transferor that states that all conditions set forth in this Section 2.5 have been satisfied.

          Section 2.6    Reassignment of Securityholders' Interest in Trust
                         --------------------------------------------------
Portfolio.  In the event any representation or warranty of the Transferor set
---------
forth in subsection 2.3(a) or (c) or subsection 2.4(a)(i) or (v) is not true and correct in any material respect and such breach has a material adverse effect on the Securityholders' Interest in Receivables conveyed to the Trust by the Transferor or the availability of the proceeds thereof to the Trust (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), then either the Trustee or the Holders of Investor Securities evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Investor Securities, by notice then given to the Transferor and the Servicer (and to the Trustee if given by the Investor Securityholders), may direct the Transferor to accept a reassignment of the Securityholders' Interest in the Receivables and any Participation Interests conveyed to the Trust by the Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 120 days, as may be specified in such notice), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that
                                                       --------  -------
such Receivables will not be reassigned to the Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Transferor shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty has become true and correct.

          The Transferor shall deposit in the Collection Account in immediately available funds not later than 1:00 P.M., New York City time, on the first Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Securityholders on such Distribution Date in accordance with the terms of each Supplement. If the Trustee or the Investor Securityholders give notice directing the Transferor to accept a reassignment of the Securityholders' Interest in the Receivables as provided above, the obligation of the Transferor to accept such reassignment pursuant to this Section and to make the deposit required to be made to the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section available to the Securityholders (or the Trustee on behalf of the Securityholders) or any Series Enhancer.

          Section 2.7    Covenants of the Transferor.  The Transferor hereby
                         ---------------------------
covenants that:

          (a) Receivables Not To Be Evidenced by Promissory Notes.  Except in
              ---------------------------------------------------
connection with its enforcement or collection of an Account, the Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument (as defined in the UCC) and if any such Receivable (or any underlying receivable) is so evidenced as a result of any action of the Transferor it shall be deemed to be an Ineligible Receivable in accordance with
Section 2.5(a) and shall be reassigned to the Transferor in accordance with
Section 2.5(b).

          (b) Security Interests.  Except for the conveyances hereunder, the
              ------------------
Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or Participation Interest conveyed by it to the Trust, whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables and any Participation Interest, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided,
                                                                  --------
however, that nothing in this Section 2.7(b) shall prevent or be deemed to
-------
prohibit the Transferor from suffering to exist upon any of the Receivables or Participation Interests any Liens for taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this Section 2.7(b) shall be construed to prevent or be deemed to prohibit the transfer of the Transferor Security and certain other rights of the Transferor in accordance with the terms of this Agreement and any related Supplement.

          (c) Transferor's Interest.  Except for the conveyances hereunder, in
              ---------------------
connection with the Participation Agreement, in connection with any transaction permitted by Section 7.2 and Section 6.3 or any other transaction in connection with which the Rating Agency Condition has been satisfied and the Transferor has delivered to the Trustee a Tax Opinion, the Transferor agrees not to transfer, sell, assign, exchange, participate or pledge, hypothecate or otherwise convey or grant a security interest in the Transferor's Interest represented by the Transferor Security and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale shall be void.

          (d) Delivery of Collections or Recoveries.  In the event that the
              -------------------------------------
Transferor receives Collections or Recoveries, the Transferor agrees to pay the Trustee all such Collections and Recoveries as soon as practicable after its receipt thereof but in no event later than two business days after a Responsible Officer of the Transferor has obtained actual knowledge of such receipt by the Transferor.

          (e) Notice of Liens. The Transferor shall notify the Trustee and each
              ---------------
Series Enhancer promptly after becoming aware of any Lien on any Receivable (or on the underlying receivable) or Participation Interest conveyed by it to the Trust other than the conveyances hereunder and under each Receivables Purchase Agreement.

          (f) Interchange.  The Transferor shall cause each Account Originator
              -----------
and Account Owner to (i) pay all Interchange required to be included by such Account Originator or Account Owner, as the case may be, as Collections of Finance Charge Receivables with respect to the preceding Business Day (or, if the Transferor cannot identify or cause to be identified the amount of such Interchange, the amount reasonably estimated by the Transferor as the amount of such Interchange) directly to the Trustee for deposit into the Collection Account or (ii) deposit any such Interchange directly into the Collection Account, in either case, in immediately available funds on each Business Day, not later than 1:00 p.m., New York City time. The Trustee, upon receipt of any such Interchange, shall deposit such amounts into the Collection Account.

          Section 2.8    Covenants of the Transferor with Respect to Receivables
                         -------------------------------------------------------
Purchase Agreement.
------------------

          (a) The Transferor hereby covenants that it will at all times enforce the covenants and agreements of any Account Owner in a Receivables Purchase Agreement, including, without limitation, the covenants to the effect set forth below:

               (i)  Periodic Rate Finance Charges.  (i) Except (x) as otherwise
                    -----------------------------
     required by any Requirements of Law or (y) as is deemed by the related Account Owner to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it shall not at any time take any action which would have the effect of reducing the Portfolio Yield to a level that could be reasonably expected to cause any Series to experience any Pay Out Event or Reinvestment Event based on the insufficiency of the Portfolio Yield or any similar test and
     (ii) except as otherwise required by any Requirements of Law, it shall not take any action which would have the effect of reducing the Portfolio Yield to less than the highest current Average Rate for any Group.

               (ii) Credit Card Agreements and Guidelines.  Subject to
                    -------------------------------------
     compliance with all Requirements of Law and paragraph (a) above any Account Owner may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by
     Section 2.8(a), no Account Owner will take any action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action, the Account Owner reasonably believes will have a material adverse effect on the Investor Securityholders.

          (b) The Transferor further covenants that it will not enter into any amendments to a Receivables Purchase Agreement or enter into a new Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.

          Section 2.9    Addition of Accounts.
                         --------------------

          (a)  Required Additional Accounts.
               ----------------------------

               (i) if, as of the close of business on the last Business Day of any calendar month, (a) the total amount of Principal Receivables is less than the Required Minimum Principal Balance on such date or (b) the Transferor Amount is less than the Required Transferor Amount on such date, the Transferor shall on or prior to the close of business on the tenth Business Day of the next succeeding calendar month (the "Required Designation Date"), cause to be designated additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount (or such lesser amount as shall represent all Eligible Accounts constituting VISA and MasterCard consumer revolving credit card accounts then available to the Transferor under the Receivables Purchase Agreements) such that, after giving effect to such addition the aggregate principal balance of Principal Receivables, conveyed to the Trust as of the close of business on the Addition Date is at least equal to the Required Minimum Principal Balance on such date and the Transferor Amount is at least equal to the Required Transferor Amount on such date.

               (ii) In lieu of, or in addition to, causing the designation of Additional Accounts pursuant to clause (i) above, the Transferor may (but shall not be required), subject to the conditions specified in paragraph
     (c) below, convey to the Trust participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, consumer loan receivables (secured and unsecured), charge card receivables, and any interests in any of the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets including any "Eligible Assets" as such term is defined in Rule 3a-7 under the Investment Company Act (or any successor to such Rule) and collections, together with all earnings, revenue, dividends, distributions, income, issues and profits thereon ("Participation Interests"). Receivables shall not be treated as a Participation Interest for purposes of this Agreement. The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by a Participation Interest Supplement, dated the applicable Addition Date and entered into pursuant to Section 13.1(a).

              (iii) Any Additional Accounts or Participation Interests designated to be included as Trust Assets pursuant to clauses (i) or (ii) above may only be so included if (x) Standard & Poor's shall have notified the Transferor, the Servicer and the Trustee in writing that such addition will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class with respect to which Standard & Poor's is a Rating Agency, (y) the applicable conditions specified in paragraph (c) below have been satisfied and (z) Moody's shall have received prior written notice of any such designation of Additional Accounts or Participation Interests pursuant to clauses (i) or (ii) above.

          (b) Permitted Aggregate Additions.  The Transferor may from time to
              -----------------------------
time, in its sole discretion, subject to the conditions specified in paragraph
(c) below, voluntarily cause the designation of additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of a specified Additional Cut-Off Date.

          (c) Conditions to Aggregate Additions.  On the Addition Date with
              ---------------------------------
respect to any Aggregate Additions, the transfer of the Receivables in Aggregate Addition Accounts (and such Aggregate Addition Accounts shall be deemed to be Accounts for purposes of this Agreement) or Participation Interests as of the close of business on the applicable Additional Cut-Off Date, shall be subject to the satisfaction of the following conditions:

              (i) on or before the eighth Business Day immediately preceding the Addition Date, the Transferor shall have given the Trustee, the Servicer and the Rating Agency notice (unless such notice requirement is otherwise waived) that the Aggregate Addition Accounts or Participation Interests will be included and specifying the applicable Addition Date and Additional Cut-Off Date;

              (ii)  all Aggregate Addition Accounts shall be Eligible Accounts;

              (iii) the Transferor shall have delivered to the Trustee copies of UCC-1 financing statements covering such Aggregate Addition Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

              (iv) to the extent required by Section 4.3, the Transferor shall have deposited in the Collection Account all Collections with respect to such Aggregate Addition Accounts since the Additional Cut-Off Date;

              (v) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the related Account Owner, the Servicer, or the Transferor shall have occurred nor shall the transfer to the Trust of the Receivables arising in the Aggregate Addition Accounts or of the Participation Interests have been made in contemplation of the occurrence thereof;

              (vi) solely with respect to Aggregate Additions designated pursuant to subsection 2.9(b), the Rating Agency Condition shall have been satisfied;

              (vii) the Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (vi) above;

              (viii) the addition to the Trust of the Receivables arising in the Aggregate Addition Accounts or of the Participation Interests will not result in an Adverse Effect and, in the case of Aggregate Additions, the Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Addition Date, stating that the Transferor reasonably believes that the addition to the Trust of the Receivables arising in the Aggregate Addition Accounts or of the Participation Interests will not have an Adverse Effect; and

               (ix) the Transferor shall have delivered to the Trustee and the Rating Agency an Opinion of Counsel, dated the Addition Date, in accordance with subsection 13.2(d)(ii) or (iv), as applicable.

          (d)  New Accounts.
               ------------

               (i) The Transferor may from time to time, in its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the conditions specified in paragraph (e) below, voluntarily designate newly originated Eligible Accounts to be included as New Accounts. For purposes of this paragraph, Eligible Accounts shall be deemed to include only MasterCard and VISA revolving credit card accounts of the same nature as those included as Initial Accounts or which have previously been included in any Aggregate Addition if the Assignment related to such Aggregate Addition expressly provides that such type of revolving credit card account is permitted to be designated as a New Account.

               (ii) Unless and until the Rating Agency otherwise consents in writing, the Transferor shall not be permitted to designate New Accounts and, upon obtaining such consent, the number and balance of New Accounts designated with respect to any period designated by the Rating Agency shall not exceed the amounts designated by the Rating Agency.

          (e)  Conditions to Addition of New Accounts. On the Addition Date with
               --------------------------------------
respect to any New Accounts, the transfer of the Receivables in such New Accounts as of the close of business on the applicable Additional Cut-Off Date and the designation of such New Accounts as Accounts shall be subject to the satisfaction of the following conditions:

               (i)   the New Accounts shall all be Eligible Accounts;

               (ii) the Transferor shall have delivered to the Trustee copies of UCC-1 financing statements covering such New Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

               (iii) to the extent required by Section 4.3, the Transferor shall have deposited in the Collection Account all Collections with respect to such New Accounts since the Additional Cut-Off Date;

               (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the related Account Owner, the Servicer or the Transferor, shall have occurred nor shall the transfer to the Trust of the Receivables arising in the New Accounts have been made in contemplation of the occurrence thereof; and

               (v) the addition of the Receivables arising in the New Accounts to the Trust will not result in the occurrence of a Pay Out Event or Reinvestment Event.

          (f)  Representations and Warranties.  The Transferor conveying
               ------------------------------
Additional Accounts or Participation Interests hereby represents and warrants to the Trust as of the related Addition Date as to the matters set forth in clauses
(v) and (viii) of subsection 2.9(c) above and that, in the case of Automatic Additional Accounts, the list delivered pursuant to paragraph (h) below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

          (g)  Delivery of Documents.  In the case of the designation of
               ---------------------
Additional Accounts, the Transferor shall deliver to the Trustee (i) any computer file or microfiche list required to be delivered pursuant to Section
2.1 with respect to such Additional Accounts on the date such file or list is required to be delivered pursuant to Section 2.1 (the "Document Delivery Date") and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Securityholders), substantially in the form of Exhibit B (the "Assignment"), on the Document Delivery Date. In addition, in the case of the designation of New Accounts, the Transferor shall deliver to the Trustee on the Document Delivery Date an Officer's Certificate confirming, to the extent applicable, the items set forth in clauses (i) through (v) of subsection 2.9(e) above.

          (h) The Transferor may determine, in its sole discretion, that commencing on a specified date (the "Automatic Addition Commencement Date") it shall designate that all Eligible Accounts, whether then in existence or thereafter created, shall be included as Accounts subject to satisfaction of the following conditions:

               (i) the number of Accounts the Receivables of which are designated to be included in the Trust pursuant to this subsection 2.9(h) since (x) the first day of the eleventh preceding Monthly Period (or, in the case of any date on which Automatic Addition Accounts are to be added to the Trust which occurs on or before the last day of the eleventh Monthly Period following the Automatic Addition Commencement Date, the Automatic Addition Commencement Date) minus the number of Accounts of the type
                                 -----
     described in clause (iii) of the last paragraph of the definition of "Eligible Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (iii) since the first day of such eleventh preceding Monthly Period (or Automatic Addition Commencement Date, as the case may be) shall not exceed 20% (or such other percentage as the Rating Agency may require) of the number of Accounts on the first day of such eleventh preceding Monthly Period (or Automatic Addition Commencement Date, as the case may be), and (y) the first day of the second preceding Monthly Period (or, in the case of any date on which Automatic Addition Accounts are to be added to the Trust which occurs on or before the last day of the second Monthly Period following the Automatic Addition Commencement Date, the Automatic Addition Commencement
     Date) minus the number of Accounts of the type described in clause (iii) of
           -----
     the last paragraph of the definition of "Eligible Accounts" which have been added on the initial day of the addition of such type of Account pursuant to such clause (iii) since the first day of such second preceding Monthly Period (or Automatic Addition Commencement Date, as the case may be) shall not exceed 15% (or such other percentage as the Rating Agency may require) of the number of Accounts on the first day of such second preceding Monthly Period (or Automatic Addition Commencement Date, as the case may be); and

               (ii) on each Calculation Date, the aggregate Principal Receivables in Accounts the Receivables of which are designated to be included in the Trust pursuant to this subsection 2.9(h) since (x) the corresponding Calculation Date occurring in the eleventh Monthly Period preceding the Monthly Period in which such Calculation Date occurs (or, in the case of any Calculation Date which occurs on or before the last day of the eleventh Monthly Period following the Automatic Addition Commencement Date, the Automatic Addition Commencement Date) minus the aggregate
                                                     -----
     Principal Receivables in Accounts of the type described in clause (iii) of the last paragraph of the definition of "Eligible Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (iii) since the corresponding Calculation Date occurring in such eleventh preceding Monthly Period (or the Automatic Addition Commencement Date, as the case may be) shall not exceed 20% (or such other percent age as the Rating Agency may require) of the aggregate Principal Receivables included in the Trust on the corresponding Calculation Date occurring in such eleventh preceding Monthly Period (or the Automatic Addition Commencement Date, as the case may be), and (y) the corresponding Calculation Date occurring in the second Monthly Period preceding the Monthly Period in which such Calculation Date occurs (or, in the case of any Calculation Date which occurs on or before the last day of the second Monthly Period following the Automatic Addition Commencement Date, the Automatic Addition Commencement Date) minus the aggregate Principal
                                               -----
     Receivables in Accounts of the type described in clause (iii) of the last paragraph of the definition of "Eligible Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (iii) since the corresponding Calculation Date occurring in such second preceding Monthly Period (or the Automatic Addition Commencement Date, as the case may be) shall not exceed 15% (or such other percentage as the Rating Agency may require) of the aggregate Principal Receivables included in the Trust on the corresponding Calculation Date occurring in such second preceding Monthly Period (or the Automatic Addition Commencement Date, as the case may be).

          For all purposes of this Agreement, all receivables of such Automatic Addition Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of "Eligible Receivable" and "Eligible Account." Notwithstanding the foregoing, the Transferor may elect at any time, or may be required if the percent ages described above are exceeded, to suspend the automatic inclusion in Accounts of new accounts which would otherwise be Automatic Addition Accounts as of any Business Day (the "Automatic Addition Suspension Date"), or terminate any such inclusion as of any Business Day (an "Automatic Addition Termination Date") until a date (the "Restart Date") to be identified in writing by the Transferor to the Trustee, the Servicer and the Rating Agency at least 10 days prior to such Restart Date. Promptly after an Automatic Addition Suspension Date or an Automatic Addition Restart Date, the Transferor shall deliver to the Trustee a list indicating all Accounts then included in the Trust. Promptly after an Automatic Addition Suspension Date or any Automatic Addition Termination Date, or a Restart Date, the Transferor and the Trustee agree to execute and the Transferor agrees to record and file at its own expense an amendment to the financing statements referred to in Section 2.1 hereof to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and may, except in connection with any such filing made after a Restart Date, release any security interest in any accounts created after the Automatic Addition Suspension Date or any Automatic Addition Termination Date.

          Section 2.10    Removal of Accounts and Participation Interests.  On
                          -----------------------------------------------
any day of any Monthly Period the Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof in or with respect to certain designated Accounts (the "Removed Accounts") or Participation Interests conveyed to the Trust by the Transferor (the "Removed Participation Interests") (unless otherwise set forth in the applicable Participation Interest Supplement or Series Supplement) and designated for removal by the Transferor, upon satisfaction of the conditions in clauses (i), (iii), (iv), (v) and (vi) below:

               (i) on or before the eighth Business Day immediately preceding the Removal Date, the Transferor shall have given the Trustee, the Servicer, the Rating Agency and each Series Enhancer notice (unless such notice requirement is otherwise waived) of such removal and specifying the date for removal of the Removed Accounts and removed Participation Interests (the "Removal Date");

               (ii) on or prior to the date that is five Business Days after the Removal Date, the Transferor shall amend Schedule 1 by delivering to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the date notice of the Removal Date is given, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

               (iii) the Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects;

               (iv) the Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts and removed Participation Interests; and

               (v) the Transferor shall have delivered to the Trustee an Officer's Certificate, with a copy to the Rating Agency, dated the Removal Date, to the effect that the Transferor reasonably believes that (a) such removal will not have an Adverse Effect, (b) (I) no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Securityholders have been used in selecting the Removed Accounts or (II) a random selection procedure was used by the Transferor in selecting the Removed Accounts and (c) the Transferor Amount as of the Removal Date (determined after giving effect to such Removal and to the Principal Receivables or Participation Interests transferred to the Trust on such date) is greater than or equal to the Required Transferor Amount.

          Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Transferor a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts and Removed Participation Interests, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof and any Insurance Proceeds relating thereto. The Trustee may conclusively rely on the Officer's Certificate delivered pursuant to this Section 2.10 and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable, the Trust shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables in such Account, all monies due or to become due with respect thereto, all proceeds thereof and any Insurance Proceeds relating thereto; provided, that Recoveries of such Account shall be applied as provided herein.
--------

          The foregoing conditions may be amended with the consent of the Rating Agency but without the consent of Securityholders if such amendment is required to comply with any accounting or regulatory restrictions to which the Trust, the Transferor, any Account Originator or any Account Owner may become subject.

          Section 2.11   Account Allocations.  In the event that the Transferor
                         -------------------
is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.1 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) the Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by the Transferor in the Trust on such date), (b) the Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, the Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If the Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, the Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.

          Section 2.12   Discount Option.
                          ---------------

          (a) The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables created after the Discount Option Date to be treated as Finance Charge Receivables ("Discount Option Receivables"). The Transferor shall also have the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after such Discount Option Date; provided, however, such reduction or withdrawal
                                 --------  ------
shall occur only if the Transferor delivers to the Trustee and, in connection with certain Series, the applicable Series Enhancers, a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Transferor. The Transferor shall provide to the Servicer, the Trustee and any Rating Agency 30 days' prior written notice of the Discount Option Date, and such designation shall become effective on the Discount Option Date only if (a) the Transferor has delivered to the Trustee and any such Series Enhancer a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event, to occur with respect to any Series and (b) the Transferor has received written notice from the Rating Agency that such designation, reduction or withdrawal will satisfy the Rating Agency Condition.

          (b) After the Discount Option Date, Discount Option Receivable Collections shall be treated as Collections of Finance Charge Receivables.

          Section 2.13    Premium Option.
                          --------------

          (a) The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Premium Percentage"), of all or any specified portion of Finance Charge Receivables created after the Premium Option Date to be treated as Principal Receivables ("Premium Option Receivables"). The Transferor shall also have the option of reducing or withdrawing the Premium Percentage, at any time and from time to time, on and after such Premium Option Date; provided, however, that such reduction or
                                --------  -------
withdrawal may occur only if the Transferor delivers to the Trustee and, in connection with certain Series, the applicable Series Enhancers, a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Transferor. The Transferor shall provide to the Servicer, the Trustee and any Rating Agency 30 days' prior written notice of the Premium Option Date, and such designation shall become effective on the Premium Option Date only if (a) the Transferor has delivered to the Trustee and any such Series Enhancer a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Transferor reasonably believes that such designation, reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event, to occur with respect to any Series, (b) the Transferor has received written notice from the Rating Agency that such designation, reduction or withdrawal will satisfy the Rating Agency Condition and (c) the Transferor has delivered a Tax Opinion to the Trustee and the Rating Agency

          (b) After the Premium Option Date, Premium Option Receivables Collections shall be treated as Collections of Principal Receivables.

                              [END OF ARTICLE II]

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                                OF RECEIVABLES

          Section 3.1    Acceptance of Appointment and Other Matters Relating to
                         -------------------------------------------------------
the Servicer.
------------

          (a) The Bank agrees to act as the Servicer under this Agreement.

          (b) As agent for the Transferor and the Trust, the Servicer shall service and administer the Receivables and any Participation Interests, shall collect and deposit into the Collection Account payments due under the Receivables and any Participation Interests and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. As agent for the Transferor and the Trust, the Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, (i) to instruct the Trustee to make withdrawals and payments from the Collection Account, the Special Funding Account and any Series Account, as set forth in this Agreement or any Supplement, (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Securityholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Receivables and
(iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or other laws or regulations. The Trustee shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (c) The Servicer shall not, and no Successor Servicer shall, be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other credit card receivables.

          (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Securityholders.

          (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee (including the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Investor Securities on any stock exchange and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust's assets that are not expressly stated in this Agreement to be payable by the Trust or the Transferor (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

          (f) The Servicer shall maintain all records and documents relating to the Accounts on behalf of the Trust, in such a manner as shall enable the Servicer to perform its duties hereunder, including without limitation, the enforcement of the Accounts and the related Receivables. The Servicer shall maintain or cause to be maintained such records and documents for the period of time such records and documents are customarily kept by servicers or originators of revolving consumer credit card accounts and the Servicer shall not discard or destroy any such document or record unless in the reasonable belief of the Servicer the destruction of any such document or record would not result in an Adverse Effect.

          Section 3.2    Servicing Compensation.  As full compensation for its
                         ----------------------
servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Invested Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to the Securityholders' Interest of a particular Series with respect to any Monthly Period (the "Monthly Servicing Fee") will be determined in accordance with the relevant Supplement. For any Monthly Period, the portion of the Monthly Servicing Fee with respect to any Series payable from Interchange shall be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Securityholders' Interest of such Series with respect to such Monthly Period that is attributable to Interchange (the "Servicer Interchange"); provided, however, that Servicer Interchange for a
--------  -------

Monthly Period may not exceed one-twelfth of the product of the Series Adjusted Investor Amount, as of the last day of such Monthly Period and the percentage specified in the related Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Securityholders' Interest of any particular Series shall be paid by the Holders of the Transferor Securities on the related Distribution Date and in no event shall the Trust, the Trustee, the Investor Securityholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Securities.

          Section 3.3    Representations, Warranties and Covenants of the
                         ------------------------------------------------
Servicer.  The Bank, as Servicer, hereby makes, and any Successor Servicer by
--------
its appointment hereunder shall make, with respect to itself, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and in authenticating the Securities:

          (a) Organization and Good Standing.  The Servicer is a national
              ------------------------------
banking association duly organized, validly existing and in good standing under the laws of the United States and has, in all material respects, full power and authority to own its properties and conduct its credit card servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each Supplement.

          (b) Due Qualification.  The Servicer is not required to qualify nor
              -----------------
register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals required (in the case of a national banking association) in order to so service the Receivables as required under federal and Delaware law, except to the extent that the failure to be so licensed or approved would not, in the aggregate, adversely affect the enforceability of the Receivables.

          (c) Due Authorization.  The execution, delivery, and performance of
              -----------------
this Agreement and each Supplement, and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

          (d) Binding Obligation.  This Agreement and each Supplement
              ------------------
constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or by general principles of equity.

          (e) No Conflict.  The execution and delivery of this Agreement and
              -----------
each Supplement by the Servicer, and the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound which would have an Adverse Effect.

          (f) No Violation.  The execution and delivery of this Agreement and
              ------------
each Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer in a manner which would have an Adverse Effect.

          (g) No Proceedings.  There are no proceedings or investigations
              --------------
pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Supplement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement.

          (h) Compliance with Requirements of Law.  The Servicer shall duly
              -----------------------------------
satisfy all obligations on its part to be fulfilled under or in connection with each Receivable (and the underlying receivable) and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have an Adverse Effect.

          (i) No Rescission or Cancellation.  The Servicer shall not permit any
              -----------------------------
rescission or cancellation of any Receivable (or the underlying receivable) except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

          (j) Protection of Securityholders' Rights.  The Servicer shall take no
              -------------------------------------
action which, nor omit to take any action the omission of which, would impair the rights of Securityholders in any Receivable (or the underlying receivable) or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

          (k) Receivables Not To Be Evidenced by Promissory Notes.  Except in
              ---------------------------------------------------
connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper (as such terms are defined in

UCC) and if any Receivable is so evidenced it shall be reassigned or assigned to the Servicer as provided in this Section.

          (l) All Consents.  All authorizations, consents, orders or approvals
              ------------
of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement and each Supplement by the Servicer and the performance of the transactions contemplated by this Agreement and each Supplement by the Servicer, have been duly obtained, effected or given and are in full force and effect; provided, however, that the Servicer makes no
                          --------  -------
representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Securities.

          In the event (x) any of the representations, warranties or covenants of the Servicer contained in subsection 3.3 (h), (i), (j) or (l) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Securityholders' Interest in such Receivable (which determination shall be made without regard to whether funds are then available to any Investor Securityholders pursuant to any Series Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee and the Transferor) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee or the Transferor, or (y) as provided in subsection 3.3(k) with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below.

          The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables.

          Upon each such reassignment or assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section but only upon receipt of an Officer's Certificate of the Servicer that states that all conditions set forth in this section have been satisfied. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Securityholders (or the Trustee on behalf of Securityholders) or any Series Enhancer, except as provided in Section 8.4.

          Section 3.4    Reports and Records for the Trustee.
                         -----------------------------------

          (a) Daily Records.  On each Business Day, the Servicer shall make or
              -------------
cause to be made available at the office of the Servicer for inspection by the Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and
(ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification. The Trustee shall enter into such reasonable confidentiality agreements as the Servicer shall deem necessary to protect its interests and as are reasonably acceptable in form and substance to the Trustee.

          (b) Monthly Servicer's Certificate.  Not later than the second
              ------------------------------
Business Day preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee and the Rating Agency a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

          Section 3.5    Annual Certificate of Servicer.  The Servicer shall
                         ------------------------------
deliver to the Trustee and the Rating Agency on or before March 31 of each calendar year, beginning with March 31, 1999, an Officer's Certificate substantially in the form of Exhibit D.

          Section 3.6    Annual Servicing Report of Independent Public
                         ---------------------------------------------
Accountants; Copies of Reports Available.
----------------------------------------

          (a) On or before March 31 of each calendar year, beginning with March 31, 1999, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and the Rating Agency to the effect such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of this Agreement during the period covered by such report (which shall be the period from January 1) or for the initial period, the relevant Closing Date) of the preceding calendar year to and including December 31 of such preceding calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

          (b) On or before March 31 of each calendar year, beginning with March 31, 1999, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, the Servicer and each Rating Agency, to the effect that they have compared the amounts set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(b) during the period covered by such report (which shall be the 12-month period ending on December 31 of the preceding calendar year, or with respect to the initial period, from the Initial Issuance Date until December 31, 1998) with the Servicer's computer reports which were the source of such amounts and found them to be in agreement or shall disclose any exceptions noted and that they have recalculated the mathematical accuracy of amounts derived in such monthly certificates; provided, however, that the Servicer may, upon written
              --------  -------
confirmation by the Rating Agency, cause such accountants to furnish such report with respect to a smaller number of months within such 12 month period, which shall be randomly selected.

          (c) A copy of each certificate and report provided pursuant to subsection 3.4(b), or Section 3.5 or 3.6 may be obtained by any Investor Securityholder or Security Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

          Section 3.7    Tax Treatment.  The Transferor has entered into this
                         -------------
Agreement, and the Securities will be issued with the intention that, unless otherwise specified in any Supplement, for Federal, state and local income and franchise tax purposes, the Investor Securities (except any Securities held by the Transferor) of each Series will qualify as debt secured by the Receivables. The Transferor, by entering into this Agreement, each Securityholder, by the acceptance of its Security (and each Security Owner, by its acceptance of an interest in the applicable Security), agree to treat the Investor Securities for Federal, state and local income and franchise tax purposes as debt. Each Holder of an Investor Security agrees that it will cause any Security Owner acquiring an interest in an Investor Security through it to comply with this Agreement as to treatment as debt under applicable tax law, as described in this Section 3.7. Furthermore, subject to Section 11.11 or unless the Transferor shall determine that the filing of returns is appropriate, the Trustee shall treat the Trust as a security device only and shall not file tax returns or obtain an employer identification number on behalf of the Trust and none of the parties hereto shall make the election provided for in Treasury Regulation Section 301.7701-3(c).

          Section 3.8    [Reserved]

          Section 3.9    Adjustments.
                         -----------

          (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the

Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Transferor's Interest, and (unless otherwise specified) any other amount required herein or in any Supplement to be calculated by reference to the amount of Principal Receivables, will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount and (unless otherwise specified) any other amount required herein or in any Supplement to be calculated by reference to the amount of Principal Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 2.7(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 1:00 P.M., New York City time, on the Distribution Date following the Monthly Period in which such adjustment obligation arises, the Transferor shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be less than the Required Transferor Amount, due to adjustments with respect to Receivables conveyed by such the Transferor (up to the amount of such Principal Receivables) (any such payment, an "Adjustment Payment"). Any amount deposited into the Special Funding Account pursuant to the preceding sentence shall be considered Collections of Principal Receivables and shall be applied in accordance with Article IV and the terms of each Supplement; provided, however, that any such amounts paid by the Transferor after the time
--------  -------
period specified in the preceding sentence, to the extent of any related Adjustment Payment Shortfall, shall not be deposited in the Special Funding Account but shall be considered Collections of Finance Charge Receivables and shall be applied in accordance with Article IV and the Supplement.

          (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section shall not require any change in any report previously delivered pursuant to subsection 3.4(a).

          Section 3.10    Reports to the Commission.  The Servicer shall, on
                          -------------------------
behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. The Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                             [END OF ARTICLE III]

                                  ARTICLE IV

                         RIGHTS OF SECURITYHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

          Section 4.1    Rights of Securityholders.  The Investor Securities
                         -------------------------
shall represent undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Securities of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Securityholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account and the Special Funding Account allocable to Securityholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Securityholders' Interest"), it being understood that, except as specifically set forth in the Supplement with respect thereto, the Investor Securities of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Transferor Securities shall represent the ownership interest in the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Securityholders' Interest, and the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in any Supplement to be paid to the Transferor on behalf of all Holders of the Transferor Securities (the "Transferor's Interest"); provided, however, that the Transferor Securities
                          --------  -------
shall not represent any interest in the Collection Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement.

          Section 4.2    Establishment of Collection Account and Special Funding
                         -------------------------------------------------------
Account.  The Servicer, for the benefit of the Securityholders, shall establish
-------
and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders (the "Collection Account"). The Collection Account was initially established with Harris and effective the date hereof shall be established with The Bank of New York. The Trustee shall possess all right, title and interest in all monies, instruments, securities, documents, certificates of deposit and other property on deposit from time to time in the Collection Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Securityholders.

          The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Securityholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Securityholder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Servicer shall provide written notice thereof to the Rating Agency, and the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any monies, documents, instruments, securities, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account." Pursuant to the authority granted to the Servicer in subsection 3.1(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder. The Servicer shall reduce deposits into the Collection Account payable by the Transferor on any Deposit Date to the extent the Transferor is entitled to receive funds from the Collection Account on such Deposit Date, but only to the extent such reduction would not reduce the Transferor Amount to an amount less than the Required Transferor Amount.

          Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Sections 2.6, 9.1, 10.1 or 12.2) shall at the written direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Securityholders. The Trustee shall maintain for the benefit of the Securityholders possession of the instruments, documents, certificates of deposit or securities, if any, evidencing such Eligible Investments. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on each monthly Transfer Date following such Monthly Period. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Collection Account on a Transfer Date with respect to the immediately succeeding Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period, except as otherwise specified in any Supplement. The Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.2 nor for the selection of Eligible Investments in accordance with the provisions of this Agreement.

          The Servicer, for the benefit of the Securityholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the

Securityholders (the "Special Funding Account"). The Special Funding Account was initially established with Harris and effective the date hereof shall be established with The Bank of New York. The Trustee shall possess all right, title and interest in all monies, instruments, securities, documents, certificates of deposit and other property on deposit from time to time in the Special Funding Account and in all proceeds, dividends, distributions, earnings, income and revenue thereof for the benefit of the Securityholders. The Special Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Securityholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Special Funding Account for any amount owed to it by the Trustee, the Trust, any Securityholder or any Series Enhancer. If, at any time, the Special Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency may consent) establish a new Special Funding Account meeting the conditions specified above, transfer any monies, documents, instruments, securities, certificates of deposit and other property to such new Special Funding Account and from the date such new Special Funding Account is established, it shall be the "Special Funding Account."

          Funds on deposit in the Special Funding Account shall at the written direction of the Servicer (who may be directed by the Transferor, at its option) be invested by the Trustee in Eligible Investments selected by the Servicer.
All such Eligible Investments shall be held by the Trustee for the benefit of the Securityholders. The Trustee shall maintain for the benefit of the Securityholders possession of the instruments, documents, certificates of deposit or securities, if any, evidencing such Eligible Investments. Funds on deposit in the Special Funding Account on any Distribution Date will be invested in Eligible Investments that will mature so that such funds will be available no later than the next succeeding Business Day. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may
                                      --------  -------
sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer (who may be directed by the Transferor, at its option) or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Special Funding Account on a Transfer Date with respect to the immediately succeeding Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Special Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in the related Supplement. On each Business Day on which funds are on deposit in the Special Funding Account and on which no Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the amount (if any) by which the Transferor Amount exceeds the Required Transferor Amount on such date and shall instruct the Trustee to withdraw any such excess from the Special Funding Account and pay such amount to the Holders of the Transferor Securities; provided, however, that, if an Accumulation Period or Amortization Period has
--------  -------
commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Special Funding Account shall be treated as Shared Principal Collections and shall be allocated and distributed in accordance with
Section 4.4 and the terms of each Supplement.

          Section 4.3    Collections and Allocations.
                         ---------------------------

          (a) The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as, and only so long as, the Transferor or an Affiliate thereof shall remain the Servicer hereunder, and (a) (i) the Servicer provides to the Trustee a letter of credit or other credit support that satisfies the Rating Agency Condition or (b) the Servicer or Wachovia Corporation shall have and maintain a certificate of deposit or commercial paper rating of not less than P-1 by Moody's and of not less than A-1 by Standard & Poor's, the Servicer need not deposit Collections into the Collection Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Transferor Security, on a daily basis as provided in Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph. If at any time the Servicer shall qualify to make deposits on the Transfer Date as provided in this paragraph (or shall cease to be so qualified) the Servicer shall deliver an Officer's Certificates to the Trustee stating that the criteria set forth in (a) or (b) of this paragraph have been satisfied (or have ceased to be satisfied). The Trustee may rely on such Officer's Certificate without investigation or inquiry). Subject to the first proviso in Section 4.4, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Securityholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account. Subject to the immediately preceding sentence, the Servicer may retain its Servicing Fee with respect to a Series and shall not be required to deposit it in the Collection Account.

          (b) Collections of Finance Charge Receivables and Principal Receivables and Defaulted Amounts will be allocated to each Series on the basis of the Series Allocable Finance Charge Collections of such Series, Series Allocable Principal Collections of such Series and

Series Allocable Defaulted Amount of such Series and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Securityholders of any other Series. Allocations of the foregoing amounts between the Securityholders' Interest and the Transferor's Interest, among the Series and among the Classes in any Series, shall be set forth in the related Supplement or Supplements.

          Section 4.4    Shared Principal Collections.  On each Distribution
                         ----------------------------
Date, (a) the Servicer shall allocate Shared Principal Collections (as described below) to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the Holders of the Transferor Securities an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Series and for such Distribution Date; provided, however,
                                                            --------  -------
that if the Transferor Amount as of such Distribution Date (determined after giving effect to the Principal Receivables or Participation Interests transferred to the Trust on such date) is less than the Required Transferor Amount, the Servicer will not distribute to the Holders of the Transferor Securities any such amounts that otherwise would be distributed to the Holders of the Transferor Securities, but shall deposit such funds in the Special Funding Account. The Transferor may, at its option, instruct the Trustee to deposit Shared Principal Collections which are otherwise payable to the Holders of the Transferor Securities pursuant to the provisions set forth above into the Special Funding Account.

          Section 4.5    Additional Withdrawals from the Collection Account.  On
                         --------------------------------------------------
or before the Determination Date with respect to any Monthly Period, the Servicer shall determine the amounts payable to each Account Owner with respect to such Monthly Period under the applicable Receivables Purchase Agreement in respect of amounts on deposit in the Collection Account that were not transferred to the Trust hereunder, and the Servicer shall withdraw such amounts from the Collection Account and pay such amount to the applicable Account Owner.

          Section 4.6    Allocation of Trust Assets to Series or Groups.  To the
                         ----------------------------------------------
extent so provided in the Supplement for any Series or in an amendment to this Agreement executed pursuant to subsection 13.1(a), Receivables conveyed to the Trust pursuant to Section 2.1 and Receivables or Participation Interests conveyed to the Trust pursuant to Section 2.9 or any Participation Interest Supplement, and all Collections received with respect to thereto may be allocated or applied in whole or in part to one or more Series or Groups as may be provided in such Supplement or amendment, provided, however, that any such
                                             --------  -------
allocation or application shall be effective only upon satisfaction of the following conditions:

               (i) on or before the fifth Business Day immediately preceding such allocation, the Servicer shall have given the Trustee and the Rating Agency written notice of such allocation;

               (ii) the Rating Agency Condition shall have been satisfied with respect to such allocation; and

               (iii) the Servicer shall have delivered to the Trustee an Officer's Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

          Any such Supplement or amendment may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) that upon the occurrence of any such event, such assets and any Collections with respect thereto, shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Supplement or amendment.

                              [END OF ARTICLE IV]

                                   ARTICLE V

                         DISTRIBUTIONS AND REPORTS TO
                               SECURITIYHOLDERS

          Distributions shall be made to, and reports shall be provided to, Securityholders as set forth in the applicable Supplement. The identity of the Securityholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

                              [END OF ARTICLE V]

                                  ARTICLE VI

                               THE CERTIFICATES

          Section 6.1    The Securities.  The Investor Securities of any Series
                         --------------
or Class shall be issued in fully registered form (including any uncertificated Series or Class which is registered in the Security Register, the "Registered Securities") unless the applicable Supplement provides, in accordance with then applicable laws, that such Securities be issued in bearer form ("Bearer Securities") with attached interest coupons and a special coupon (collectively the "Coupons"). Such Registered Securities or Bearer Securities, as the case may be, shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Transferor Security will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.2. If specified in any Supplement, the Investor Securities of any Series or Class shall be issued upon initial issuance as one or more securities evidencing the aggregate original principal amount of such Series or Class as described in Section 6.10. The Transferor Security shall be issued as a single security. Each Security shall be executed by manual or facsimile signature on behalf of the Transferor by its President, any Senior Vice President or any Vice President or by any attorney-in-fact duly authorized to execute such Security on behalf of any such officer. Securities bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Securities or does not hold such office at the date of such Securities. No Securities shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Bearer Securities shall be dated the Series Issuance Date. All Registered Securities and Transferor's Securities shall be dated the date of their authentication.

          Section 6.2    Authentication of Securities.  The Trustee shall, at
                         ----------------------------
the written direction of the Transferor, authenticate and deliver the Investor Securities of each Series and Class that are issued upon original issuance to or upon the order of the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Security to the Transferor simultaneously with the execution of this Agreement. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Security that is issued upon original issuance thereof.

          Section 6.3    New Issuances.
                         -------------

          (a) The Transferor may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Securities. The Investor Securities of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

          (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The Trustee shall execute the Supplement and the Transferor shall execute the Investor Securities of such Series and deliver such Investor Securities to the Trustee for authentication. In connection with the issuance of a new Series of Investor Securities or at any other time, a Transferor may surrender its Transferor Security to the Trustee in exchange for a newly issued Transferor Security and a second security (a "Supplemental Security"), the terms of which shall be defined in a supplement (a "Supplemental Security Supplement") to this Agreement (which Supplemental Security Supplement shall be subject to Section 13.1 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of the Transferor. In addition, to the extent permitted for any Series of Investor Securities as specified in the related Supplement, the Investor Securityholders of such Series may tender their Investor Securities and the Transferor may tender the Transferor Security to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Securities and (ii) a reissued Transferor
Security (an "Investor Exchange").   The issuance of any such Investor
              -----------------
Securities or Supplemental Security shall be subject to satisfaction of the following conditions:

               (i) on or before the fifth day immediately preceding the Series Issuance Date or Transferor Security surrender and exchange, as the case may be, the Transferor shall have given the Trustee, the Servicer and the Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date or the Transferor Security surrender and exchange, as the case may be;

               (ii) the Transferor shall have delivered to the Trustee the related Supplement or Supplemental Security Supplement, as applicable, in form satisfactory to the Trustee, executed by each party hereto (other than the Trustee and the Holder of the Supplemental Security, if any);

               (iii) the Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

               (iv) the Trustee shall have received confirmation from the Rating Agency that the Rating Agency Condition shall have been satisfied with respect to such issuance or the Transferor Security surrender and exchange, as the case may be;

               (v) such issuance or surrender and exchange, as the case may be, will not result in any Adverse Effect and the Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Series Issuance Date or the date of such surrender and exchange, as the case may be, to the effect that the Transferor reasonably believes that such issuance or such surrender and exchange, as the case may be, will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect;

               (vi) the Transferor shall have delivered to the Trustee (with a copy to the Rating Agency) a Tax Opinion, dated the Series Issuance Date or the date of such surrender and exchange, as the case may be, with respect to such issuance or surrender and exchange, respectively; and

               (vii) the aggregate amount of Principal Receivables theretofore conveyed to the Trust as of the Series Issuance Date or the date of such surrender and exchange, as the case may be, shall be greater than the Required Minimum Principal Balance as of the Series Issuance Date or the date of such surrender and exchange, as the case may be, and after giving effect to such issuance or such surrender and exchange, respectively and the Transferor Amount shall be greater than or equal to the Required Transferor Amount.

          Any Supplemental Security held by any Person, and any Investor Security held by the Transferor at any time after the date of its initial issuance, may be transferred or exchanged only upon the delivery to the Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

          Section 6.4    Registration of Transfer and Exchange of Securities.
                         ---------------------------------------------------

          (a) The Trustee shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Securities and of transfers and exchanges of the Registered Securities as herein provided. The Transfer Agent and Registrar was initially Harris, shall be The Bank of New York effective the date hereof and shall include any co-transfer agent and co-registrar chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and registrar unless the context requires otherwise.

          The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Transferor, the Trustee and the Servicer; provided, however, that such
                                          --------  -------
resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor.

          Subject to subsection (c) below, upon surrender for registration of transfer or exchange of any Registered Security at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Securities (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Securityholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

          At the option of a Registered Securityholder, subject to subsection
(c) below and subject to the provisions of any Supplement or other agreement establishing the terms of an instrument, Registered Securities (of the same Series and Class) may be exchanged for other Registered Securities of authorized denominations of like aggregate fractional undivided interests in the Securityholders' Interest, upon surrender of the Registered Securities to be exchanged at any such office or agency; Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities. At the option of the Holder of a Bearer Security, subject to applicable laws and regulations, Bearer Securities may be exchanged for other Bearer Securities or Registered Securities (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Securityholders' Interest, upon surrender of the Bearer Securities to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Security surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Security so surrendered after the close of
         --------
business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

          The preceding provisions of this Section notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Security for a period of 15 days preceding the due date for any payment with respect to the Security.

          Whenever any Investor Securities are so surrendered for exchange, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Securities, outside the United States) the Investor Securities which the Investor

Securityholder making the exchange is entitled to receive. Every Investor Security presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Securityholder or the attorney-in-fact thereof duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Investor Securities, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

          All Investor Securities (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Security upon its exchange in full for Definitive Euro-Securities and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Security exchanged for Definitive Euro-Securities.

          The Transferor shall execute and deliver to the Trustee Bearer Securities and Registered Securities in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Securities.

          The interest of any Investor Securityholder in any Receivable shall not be transferable other than through the transfer of an Investor Security, and except as provided in this Article VI, a Security shall not be transferable or divisible.

          (b) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Securities may be surrendered for registration of transfer or exchange (except that Bearer Securities may not be surrendered for exchange at any such office or agency in the United States or its territories and possessions).

          (c) (i) Registration of transfer of Investor Securities containing a legend substantially to the effect set forth on Exhibit G-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit G-2, and no registration of transfer shall be made until such letter is so delivered.

          Investor Securities issued upon registration or transfer of, or Investor Securities issued in exchange for, Investor Securities bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

          Whenever an Investor Security containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Transferor hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause
     (i).

               (ii) Registration of transfer of Investor Securities containing a legend to the effect set forth on Exhibit G-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Security, an Investor Securityholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Security which contains such legend, a Security Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

               (iii) If so requested by the Transferor, the Trustee will make available to any prospective purchaser of Investor Securities who so requests, a copy of a letter provided to the Trustee by or on behalf of the Transferor relating to the transferability of any Series or Class to a Benefit Plan.

          Section 6.5    Mutilated, Destroyed, Lost or Stolen Securities.  If
                         -----------------------------------------------
(a) any mutilated Security (together, in the case of Bearer Securities, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Security and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Security has been acquired by a bona fide purchaser, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Securities, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Security under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Securityholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Security issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Security shall be found at any time.

          Section 6.6    Persons Deemed Owners.  The Trustee, the Paying Agent,
                         ---------------------
the Transfer Agent and Registrar, the Transferor, the Servicer and any agent of any of them may (a) prior to due presentation of a Registered Security for registration of transfer, treat the Person in whose name any Registered Security is registered as the owner of such Registered Security for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Security or Coupon as the owner of such Bearer Security or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar, the Transferor, the Servicer nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by any of the Transferor, the Servicer, any other Holder of the Transferor Security or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Transferor, the Servicer, any other Holder of the Transferor Security or any Affiliate thereof. None of the Transferor, the Servicer, the Trustee, the Registrar or the Paying Agent will have any responsibility or liability for any of the records relating to or on account of beneficial ownership in Book-Entry Securities or for maintaining, supervising or reviewing records relating thereto. The provisions of Sections 11.1, 11.2, 11.3, and 11.5 shall apply to the Transfer Agent and Registrar.

          Section 6.7    Appointment of Paying Agent.  The Paying Agent shall
                         ---------------------------
make distributions to Investor Securityholders from the Collection Account or applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent was initially Harris, shall effective the date hereof be The Bank of New York and shall include any co-paying agent chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. In the event that any Paying Agent shall resign, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall act as Paying Agent until a successor is appointed. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Securityholders in trust for the benefit of the Investor Securityholders entitled thereto until such sums shall be paid to such Investor Securityholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.1, 11.2, 11.3 and 11.5 shall apply to the Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          Section 6.8    Access to List of Registered Securityholders' Names and
                         -------------------------------------------------------
Addresses. The Trustee will furnish or cause to be furnished by the Transfer
---------
Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Securityholders. If any Holder or group of Holders of Investor Securities of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Securityholders with respect to their rights under this Agreement or any Supplement or under the Investor Securities and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Securityholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

          With respect to any Series of Registered Securities, every Registered Securityholder, by receiving and holding a Registered Security, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Securityholders hereunder, regardless of the sources from which such information was derived.

          Section 6.9    Authenticating Agent.
                         --------------------

          (a) The Trustee may appoint one or more authenticating agents with respect to the Securities which shall be authorized to act on behalf of the Trustee in authenticating the Securities in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Securities. Whenever reference is made in this Agreement to the authentication of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor. The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

          (c) Pursuant to an appointment made under this Section, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the Securities described in the Pooling and Servicing Agreement.

                                   ____________________________

                                   ____________________________
                                   as Authenticating Agent for the
                                    Trustee,

                      By _________________________
                            Authorized Officer

          Section 6.10   Book-Entry Securities.  Unless otherwise specified in
                         ---------------------
the related Supplement for any Series or Class, the Investor Securities, upon original issuance, shall be issued in the form of one or more master Investor Securities representing the Book-Entry Securities, to be delivered to the Clearing Agency, by, or on behalf of, the Transferor. The Investor Securities shall initially be registered on the Security Register in the name of the Clearing Agency or its nominee, and no Security Owner will receive a definitive security representing such Security Owner's interest in the Investor Securities, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Securities ("Definitive Securities") have been issued to the applicable Security Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Transferor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Security Owners;

          (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

          (d) the rights of the respective Security Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Security Owners and the Clearing Agency and/or the Clearing Agency Participants.
Pursuant to the Depository Agreement, unless and until Definitive Securities are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Securities to such Clearing Agency Participants.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Securityholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Securities, such direction or consent may be given by Security Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Securities evidencing the requisite percentage of principal amount of Investor Securities.

          Section 6.11    Notices to Clearing Agency.  Whenever any notice or
                          --------------------------
other communication is required to be given to Investor Securityholders of any Series or Class with respect to which Book-Entry Securities have been issued, unless and until Definitive Securities shall have been issued to the related Security Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

          Section 6.12    Definitive Securities.  If Book-Entry Securities have
                          ---------------------
been issued with respect to any Series or Class and (a) the Transferor advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Transferor is unable to locate a qualified successor, (b) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Security Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Securities of such Series or Class through the Clearing Agency is no longer in the best interests of the Security Owners with respect to such Securities, then the Trustee shall notify all Security Owners of such Securities, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Securities to Security Owners requesting the same. Upon surrender to the Trustee of any such Securities by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver such Definitive Securities. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Securities all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Securities and the Trustee shall recognize the Holders of such Definitive Securities as Investor Securityholders hereunder.

          Section 6.13   Global Security; Exchange Date.
                         ------------------------------

          (a) If specified in the related Supplement for any Series or Class, the Investor Securities for such Series or Class initially will be issued in the form of a single temporary global security (the "Global Security") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Security will be executed by the Transferor and authenticated and delivered by the Trustee or its agent to the Common Depositary outside the United States for credit to the respective accounts of the Foreign Clearing Agencies and may be exchanged as described in this Section 6.13 for Definitive Euro- Securities in definitive form substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement (the "Definitive Euro-Securities"). The "Definitive-Euro-Securities" shall be Bearer Securities for all purposes of this Agreement and the provisions of this Agreement and the related Supplement relating to Definitive Euro-Securities shall apply to the Definitive Euro-Securities in all respects. The Definitive Euro-Securities shall be issued in the minimum denominations specified in the related Supplement.

          (b) No interest will be paid in respect of any beneficial interest in the Global Securities and no exchange of an interest in the Global Securities for a Definitive Euro- Security may occur until the person entitled to receive such Definitive Euro- Security provides certification as to non-U.S. beneficial ownership as provided in this Section 6.13. Until the Global Security with respect to a Series or Class is exchanged for a Definitive Euro-Security for such Series or Class, any holder thereof shall be entitled to receive payments of interest thereon only to the extent that the person appearing in the records of the Foreign Clearing Agency as the beneficial owner thereof or a portion thereof has delivered to such Foreign Clearing Agency a certification and the Foreign Clearing Agency has delivered to the Trustee a certification, in each case pursuant to this Section 6.13 hereof on or prior to the date of distribution.

          (c) The Manager shall, upon its determination of the Global Security Exchange Date, so advise the Trustee, the Transferor, the Common Depositary and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not later than the Global Security Exchange Date, the Transferor will execute and deliver to the Trustee at its London office or its designated office outside the United States Definitive Euro-Securities in an aggregate principal amount equal to the entire Initial Invested Amount of such Series or Class. All Definitive Euro- Securities so issued and delivered will have Coupons attached. The Global Security may be exchanged for an equal aggregate amount of Bearer Securities only on or after the Global Security Exchange Date. Notwithstanding the foregoing, no holder of an interest in a Global Security will have any right to receive a Bearer Security in exchange for such interest prior to the Global Security Exchange Date and prior to certification (in the manner provided in this Section 6.13) that either such holder is not a United States person or is otherwise a permitted holder.

          (d) The Bearer Securities shall be authenticated and delivered by the Trustee or its agent in exchange for only that portion of the Global Security, in respect of which there shall have been presented to the Trustee by the applicable Foreign Clearing Agency, a certificate, substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement, that the Trustee does not know to be false, to the effect that such Foreign Clearing Agency has received from or in respect of a person entitled to a particular principal amount of the Investor Securities of the applicable Series or Class (as shown by its records), a certificate from such person in or substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. Upon receipt of such certification, the Trustee shall cause the Global Securities to be endorsed in accordance with subsection 6.13(d) below.

          (e) On an exchange of the whole of a Global Security, such Global Security shall be surrendered to the Trustee or its agent at its office in London, England for cancellation and shall be returned by the Trustee or its agent to the Transferor. On an exchange of only part of a Global Security, details of such exchange shall be entered by the Paying Agent with respect to the Series on behalf of the Trust, and further exchanges may be effected, without the issue of a new Global Security, by the Trust or its agent endorsing the schedule attached to the Global Security previously issued to reflect a decrease in the aggregate principal amount of the Global Security.

          (f) Upon any such exchange of all or a portion of a Global Security for a Bearer Security or Bearer Securities, such Global Security shall be endorsed by or on behalf of the Trustee to reflect the reduction in the principal amount by an amount equal to the aggregate principal amount of such Bearer Security or Bearer Securities. Until so exchanged in full, the Global Securities will in all respects be entitled to the same benefits under this Agreement and the related Supplement as Bearer Securities authenticated and delivered pursuant to this Agreement and the related Supplement except that the beneficial owners of such Global Security will not be entitled to receive payments of interest until they have exchanged their beneficial interests in such Global Security for Bearer Securities.

          (g) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of the related Supplement.

          (h) The Bearer Securities to be delivered in exchange for the Global Securities shall be delivered only outside the United States.

          (i) Any exchange as provided for in this Section shall be made free of charge to the holders and the beneficial owners of the Global Securities and to the beneficial owners of the Bearer Securities issued in exchange, except that a person receiving a Bearer Security must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Bearer Security in person at the offices of the applicable Foreign Clearing Agency.

          (j) Until the exchange of the Global Securities as aforesaid, the bearer thereof shall in all respects be entitled to the same benefits as if it were the bearer of Bearer Securities and the Coupons attached thereto.

          Section 6.14   Meetings of Securityholders.
                         ---------------------------

          (a) If at the time any Bearer Securities are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Securityholders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Securities or of taking any other action permitted to be taken by Investor Securityholders hereunder or under any Supplement. Notice of any meeting of Investor Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.5, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Securityholders a Person shall be (i) a Holder of one or more Investor Securities of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Securities. The only persons who shall be entitled to be present or to speak at any meeting of Investor Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Servicer and the Trustee and their respective counsel.

          (b) At a meeting of Investor Securityholders, persons entitled to vote Investor Securities evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Securities evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Securities which shall constitute a quorum.

          (c) Any Investor Securityholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Securityholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.1, any resolution passed or decision taken at any meeting of Investor Securityholders duly held in accordance with this Section shall be binding on all Investor Securityholders whether or not present or represented at the meeting.

          (d) The holding of Bearer Securities shall be proved by the production of such Bearer Securities or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Security bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Securities specified therein. The holding by the Person named in any such certificate of any Bearer Security specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Security shall be produced, (ii) the Bearer Security specified in such certificate shall be produced by some other Person or (iii) the Bearer Security specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

          (e) The Trustee shall appoint a temporary chair of the meeting. A permanent chair and a permanent secretary of the meeting shall be elected by vote of the Holders of Investor Securities evidencing a majority of the aggregate unpaid principal amount of Investor Securities of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Security challenged as not outstanding and ruled by the chair of the meeting to be not outstanding. The chair of the meeting shall have no right to vote except as an Investor Securityholder or proxy. Any meeting of Investor Securityholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

          (f) The vote upon any resolution submitted to any meeting of Investor Securityholders shall be by written ballot on which shall be subscribed the signatures of Investor Securityholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Securities held or represented by them. The permanent chair of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chair and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section 6.15   Uncertificated Classes.  Notwithstanding anything to
                         ----------------------
the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement any provisions contained in this Article VI and in Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Securities shall not be applicable to any uncertificated Securities.

                              [END OF ARTICLE VI]

                                  ARTICLE VII

                   OTHER MATTERS RELATING TO THE TRANSFEROR

          Section 7.1    Liability of the Transferor.  The Transferor shall be
                         ---------------------------
severally, and not jointly, liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement or any Supplement. Except as provided in the preceding sentence, the Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as the Transferor.

          Section 7.2    Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, the Transferor.
------------------------------

          (a) The Transferor shall not dissolve, liquidate, consolidate with or merge into any other entity or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

               (i) (x) the entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings association, a national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or, subject to satisfaction of the Rating Agency Condition, any other type of entity and, if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor hereunder; and (y) the Transferor or the surviving entity, as the case may be, has delivered to the Trustee (with a copy to the Rating Agency) an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with; and

               (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

          (b) Except as permitted by subsection 2.7(c) and subsection 6.3(b), the obligations, rights or any part thereof of the Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of the Transferor hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) which the Transferor and the Servicer determine will not result in an Adverse Effect, (2) which meet the requirements of clause (ii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor thereby conveyed.

          Section 7.3    Limitations on Liability of the Transferor.  Subject to
                         ------------------------------------------
Section 7.1, neither the Transferor nor any of the directors, officers, employees, incorporators or agents of the Transferor acting in such capacities shall be under any liability to the Trust, the Trustee, the Securityholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement and any Supplement and the issuance of the Security; provided,
                                                               --------
however, that this provision shall not protect the Transferor or any such person
-------
against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

          Section 7.4    Transferor Authorized to Execute Registration
                         ---------------------------------------------
Statements and Reports on Behalf of the Trust.  The Trustee hereby authorizes
---------------------------------------------
the Transferor to execute, on behalf of the Trust and file or cause to be filed with the Securities and Exchange Commission any registration statements prepared in connection with the issuance of Investor Securities and any periodic or annual reports prepared in connection with the issuance of Investor Securities or the delivery of the monthly servicer's certificates required by Section 3.4.

                             [END OF ARTICLE VII]

                                  ARTICLE VII

                    OTHER MATTERS RELATING TO THE SERVICER

          Section 8.1    Liability of the Servicer.  The Servicer shall be
                         -------------------------
liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

          Section 8.2    Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, the Servicer.  The Servicer shall not consolidate with or merge
----------------------------
into any other entity or, except as provided herein, convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

          (a) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

          (b) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with;

          (c) the Servicer shall have given the Rating Agencies notice of such consolidation, merger or transfer or assets; and

          (d) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

          Section 8.3    Limitation on Liability of the Servicer and Others.
                         --------------------------------------------------
Except as provided in Section 8.4 and Section 11.5, neither the Servicer nor any of the managers, directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Securityholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision
                                     --------  -------
shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any member, director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Securityholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder.

          Section 8.4    Servicer Indemnification of the Trust and the Trustee.
                         -----------------------------------------------------
The Servicer shall indemnify and hold harmless the Trust and the Trustee, the Transfer Agent and Registrar and the Paying Agent and its directors, officers, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (a) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (b) the administration by the Trustee of the Trust (in the case of clause (a) or (b), other than any such loss, liability, expense, damage, or injury as may arise from the negligence or willful misconduct of the Trustee), including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The Servicer's obligations under this Section 8.4 shall survive the termination of this Agreement or the Trust or the earlier removal or resignation of the Trustee, the Paying Agent or the Transfer Agent and Registrar.

          Section 8.5    Resignation of the Servicer.  The Servicer shall not
                         ---------------------------
resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates or by any other entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced (i) as to clause (a) above, by an Opinion of Counsel to such effect delivered to the Trustee and (ii) as to clause (b) above, by an Officer's Certificate and an Opinion of Counsel delivered to the Trustee (with a copy to the Rating Agency) each stating that such assignment by Holdings and assumption by such Affiliate and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such Affiliate enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity, and that all conditions precedent herein relating to such transaction have been complied with. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 10.2 hereof. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to the Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

          Section 8.6    Access to Certain Documentation and Information
                         -----------------------------------------------
Regarding the Receivables.  The Servicer shall provide to the Trustee access to
-------------------------
the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Securityholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Transferor, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          Section 8.7    Delegation of Duties.  The Servicer may enter into
                         --------------------
servicing agreements with one or more subservicers (including any Affiliate of the Servicer and any Account Originator) to perform all or a portion of the servicing functions on behalf of the Servicer with respect to the Accounts and the Receivables in accordance with the Credit Card Guidelines and this Agreement; provided that the Servicer shall remain obligated and be liable to
           --------
the Trustee for the benefit of the Securityholders for servicing and administering the Accounts and the Receivables in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Receivables. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither the Trustee nor the Securityholders will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer. Any delegation of duties by the Servicer permitted hereunder shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation of the Servicer within the meaning of subsection 8.5. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to First Data Resources, Inc. ("FDR").

          Section 8.8    Examination of Records.  The Transferor and the
                         ----------------------
Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Securityholders. The Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable.

                             [END OF ARTICLE VIII]

                                  ARTICLE IX

                               INSOLVENCY EVENTS

          Section 9.1    Rights upon the Occurrence of an Insolvency Event.
                         -------------------------------------------------

          (a) If the Bank shall consent or fail to object to the appointment of a conservator, receiver or liquidator in any insolvency proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Bank, of or relating to all or substantially all of the Bank's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, reorganization, conservatorship, receivership or liquidation of the Bank's affairs, or notwithstanding an objection by the Bank, any such action shall have remained undischarged or unstayed for a period of 60 days; or the Bank, shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such act or occurrence with respect to any Person being an "Insolvency Event"), the Transferor shall on the day any such Insolvency Event occurs (the "Appointment Date"), immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables and Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables shall continue to be a part of the Trust Assets. Upon the Appointment Date, this Agreement and the Trust shall terminate, subject to the liquidation, winding-up, insolvency, reorganization and dissolution procedures described below. Within 15 days of the Appointment Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred, that the Trust has terminated and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Securityholders describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (i) above is first published from (x) Holders of Investor Securities evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class, (y) the Transferor, and any Holder of a Supplemental Security and any permitted assignee or successor under Section 7.2, and (z) any other Person specified in any related Supplement to the effect that such Persons disapprove of the liquidation of the Receivables and wish to reconstitute the Trust pursuant to the terms of this Agreement (as amended in connection with such reconstitution), the

Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which may include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator of the Transferor that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of this Section 9.1 and any provisions in a Supplement regarding an Insolvency Event shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables and any Participation Interests pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables, allocating Insolvency Proceeds to Finance Charge Receivables and Principal Receivables in the same proportion as the amount of Finance Charge Receivables and Principal Receivables bear to one another on the prior Determination Date. The Insolvency Proceeds shall be allocated and distributed to Investor Securityholders in accordance with the terms of each Supplement.

                              [END OF ARTICLE IX]

                                   ARTICLE X

                               SERVICER DEFAULTS

          Section 10.1   Servicer Defaults.  If any one of the following events
                         -----------------
(a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Securities evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Securities (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 3.1(a), 8.2, 8.5 or 8.7;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has an Adverse Effect on the rights of the Investor Securityholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which Adverse Effect continues for a period of 60 days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Securities evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Securities (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

          (d) the Servicer shall consent to the appointment of conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Securities evidencing more than 50% of the aggregate unpaid principal amount of all Investor Securities, by notice then given to the Servicer (and to the Trustee if given by the Investor Securityholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, if within 60 days of
                                  --------  -------
receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with subsection 10.2(c) to act as a Successor Servicer and receives an Officer's Certificate of the Transferor to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to purchase the Securityholders' Interest on the Distribution Date in the next calendar month.

          The purchase price for the Securityholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Transferor shall notify the Trustee and the Rating Agency prior to the Record Date for the Distribution Date of the purchase if it is exercising such right of first refusal. If the Transferor exercises such right of first refusal, the Transferor shall deposit the purchase price into the Collection Account not later than 1:00 P.M., New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Securityholders in accordance with the terms of each Supplement. The Transferor shall provide notice to the Rating Agency of the exercise by it of such right of first refusal.

          After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall within 20 Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

          Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of 10 Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of 60 Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its reasonable best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, the Transferor and any Series Enhancer with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

          Section 10.2   Trustee To Act; Appointment of Successor.
                         ----------------------------------------

          (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Sections 3.1(b) and 8.7. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to the Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

          (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Distribution Date equal to any Collections of Finance Charge Receivables allocable to Investor Securityholders of such Series which are payable to the Holders of the Transferor Securities after payment of all amounts owing to the Investor Securityholders of such Series with respect to such Distribution Date or required to be deposited in the applicable Series Accounts with respect to such Distribution Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Distribution Date pursuant to the terms of any Enhancement Agreement; provided, however, that the Holders of the
                                    --------  -------
Transferor Securities shall be responsible for payment of their portion of such aggregate Servicing Fees and all other such amounts in excess of such aggregate Servicing Fees. Each holder of any of the Transferor's Securities agrees that, if the Bank (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Transferor is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Transferor's share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Holdings or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section shall require the Successor Servicer to disclose to the Bank information of any kind which the Successor Servicer deems to be confidential, the Bank shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          Section 10.3   Notification to Securityholders.  Within five Business
                         -------------------------------
Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, the Rating Agency and each Series Enhancer and the Trustee shall give notice to the Investor Securityholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Securityholders.

                              [END OF ARTICLE X]

                                  ARTICLE XI

                                  THE TRUSTEE

          Section 11.1   Duties of Trustee.
                         -----------------

          (a) The Trustee, prior to the occurrence of a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied duties or covenants by the Trustee shall be read into this Agreement. If a Servicer Default to the actual knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) The Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any resolution, certificate, statement, instrument, Officer's Certificate, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document furnished to the Trustee pursuant to this Agreement and believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall give prompt written notice to the Transferor and the Servicer of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle a specified percentage of Investor Securityholders to take any action pursuant to this Agreement. If within 5 Business Days the Transferor or the Servicer shall not have cured such material lack of conformity, the Trustee shall provide notice of such material lack of conformity to the Investor Securityholders.

          (c) Subject to paragraph (a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. Consistent with the foregoing and for purposes of clarification, it is understood and agreed by the parties hereto that:

              (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Securities evidencing more than 50% of the aggregate unpaid principal amount of all Investor Securities (or, with respect to any such action that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Securities of all Series to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in subsection 10.1 (a) or (b) nor with knowledge of a Pay Out Event or Reinvestment Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event from the Servicer or any Holders of Investor Securities evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Securities (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of the Investor Securities of all Series to which such failure relates).

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (i) accepting any substitute obligation for a Receivable initially assigned to the Trust under
Section 2.1 or 2.9, (ii) adding any other investment, obligation or security to the Trust or (iii) withdrawing from the Trust any Receivables.

          (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

          Section 11.2   Certain Matters Affecting the Trustee.  Except as
                         -------------------------------------------------
otherwise provided in Section 11.1:
----------------------------------

          (a) the Trustee may consult with counsel and any written advice of counsel or an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice of counsel or an Opinion of Counsel;

          (b) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Agreement, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing
                                          --------  -------
contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (d) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing so to do by Holders of Investor Securities evidencing more than 25% of the aggregate unpaid principal amount of all Investor Securities (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Securities of all Series to which such matters relate); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceed;

          (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, nominee and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

          (f) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

          (g) whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 11.2;

          (h) the Trustee shall have no liability with respect to the acts or omissions of the Servicer (except and to the extent the Servicer is the Trustee), including, acts or omissions in connection with the servicing, management or administration of Receivables; calculations made by the Servicer whether or not reported to the Trustee; and deposits into or withdrawals from any accounts or funds established pursuant to the terms of this Agreement; and

          (i) in the event that the Trustee is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article XI shall also be afforded to such Paying Agent, Transfer Agent and Registrar.

          Section 11.3   Trustee Not Liable for Recitals in Securities.  The
                         ---------------------------------------------
Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Securities (other than the certificate of authentication on the Securities). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Securities (other than the certificate of authentication on the Securities) or of any Receivable or related document or as to the perfection or priority of any security interest therein or as to the efficacy of the Trust. The Trustee shall not be accountable for the use or application by the Transferor of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with the terms of this Agreement.

          Section 11.4   Trustee May Own Securities.  Subject to any
                         --------------------------
restrictions that may otherwise be imposed by Section 406 of ERISA or Section 4975(e) of the Code, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Securities with the same rights as it would have if it were not the Trustee.

          Section 11.5   The Servicer To Pay Trustee's Fees and Expenses.  The
                         -----------------------------------------------
Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses (including, without limitation, expenses incurred in connection with notices or other communications to Securityholders), disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Enhance ment Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid out of the Servicing Fee. The Servicer's covenant to pay the expenses, disbursements and advances provided for in this Section shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

          Section 11.6   Eligibility Requirements for Trustee.  The Trustee
                         ------------------------------------
hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state thereof authorized under such laws to exercise corporate trust powers, have a net worth of at least $50,000,000, be subject to supervision or examination by Federal or state authority and maintain any credit or deposit rating required by any Rating Agency (which shall be Baa3, in the case of Moody's unless otherwise notified, BBB- in the case of Standard & Poor's unless otherwise notified and BBB- in the case of Fitch unless otherwise notified) or any higher credit or deposit rating required in connection with the issuance of a particular Series. If such corpora tion publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7. The Trustee shall not be an Affiliate of the Transferor or the Servicer.

          Section 11.7   Resignation or Removal of Trustee.
                         ---------------------------------

          (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Transferor and the Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 and shall fail to resign after request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8.

          (d) No Trustee under this Agreement shall be personally liable for any action or omission of any successor trustee.

          Section 11.8   Successor Trustee.
                         -----------------

          (a) Any successor trustee appointed as provided in Section 11.7 shall execute, acknowledge and deliver to the Transferor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver, at the expense of the Servicer, to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6.

          (c) Notwithstanding any other provisions herein, the appointment of a successor trustee shall not be effective unless the Rating Agency Condition shall have been satisfied.

          (d) Upon acceptance of appointment by a successor trustee as provided in this Section, such successor trustee shall provide notice of such succession hereunder to all Securityholders and the Servicer shall provide such notice to the Rating Agency and each Series Enhancer.

          Section 11.9   Merger or Consolidation of Trustee.  Any Person into
                         ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 11.10  Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any Requirements of Law of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Securityholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 11.6 and no notice to Securityholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8; provided that
                                                                  --------
the Trustee, or the Servicer on behalf of the Trustee, shall provide written notice to the Rating Agency of the appointment of any co-trustee or separate trustee pursuant to the Section within five Business Days of any such appointment.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no co-trustee or separate trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder and the Trustee shall not be liable by reason of any act or omission of any co-trustee or separate trustee appointed by the Trustee with due care; and

               (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11  Tax Returns.  In the event the Trust shall be required
                         -----------
to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature (if it is determined that the Trustee is required to sign such returns) at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Servicer in accordance with the terms of each Supplement shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Securityholders. The Trustee upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer (except as provided in Section 8.4) be liable for any liabilities, costs or expenses of the Trust or the Holders of Investor Securities arising under any tax law, including without limitation Federal, state, local or foreign income or excise taxes or any other tax imposed or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

          Section 11.12  Trustee May Enforce Claims Without Possession of
                         ------------------------------------------------
Securities.  All rights of action and claims under this Agreement or the
----------
Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Securityholders in respect of which such judgment has been obtained.

          Section 11.13  Suits for Enforcement.
                         ---------------------

          (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.1 and 11.14, proceed to protect and enforce its rights and the rights of the Securityholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Securityholders.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          Section 11.14  Rights of Securityholders To Direct Trustee.  Except as
                         -------------------------------------------
otherwise provided in the applicable Supplement, holders of Investor Securities evidencing more than 50% of the aggregate unpaid principal amount of all Investor Securities (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Securities of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section
                                --------  -------
11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if a Responsible Officer or Officers of the Trustee in good faith shall determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Investor Securityholders not parties to such direction; and provided
                                                                      --------
further, that nothing in this Agreement shall impair the right of the Trustee to
-------
take any
action deemed proper by the Trustee and which is not inconsistent with such direction of the Investor Securityholders.

          Section 11.15  Representations and Warranties of Trustee.  The Trustee
                         -----------------------------------------
represents and warrants that:

               (i) the Trustee is a banking corporation organized, existing and in good standing under the laws of State of New York;

               (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement;

               (iii) this Agreement and each Supplement has been duly executed and delivered by the Trustee;

               (iv)  the Trustee meets the eligibility requirements set forth in
     Section 11.6; and

               (v) the Trustee will not use any office, place of business, agents or employees of the Trustee in the State of Florida to act for, or on behalf of, the Trust or the Trustee (in its capacity as Trustee of the Trust), except to the extent that the Trustee first provides an opinion (at the sole expense of the Transferor) of counsel satisfactory to the Servicer stating that any such activities proposed to be carried on in Florida will not cause the Trust to be subject to any Florida income or franchise tax.

          Section 11.16  Maintenance of Office or Agency.  The Trustee will
                         -------------------------------
maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Securities and this Agreement may be served in the State of New York. The Trustee maintains its Corporate Trust Office at 101 Barclay Street 12E, New York, NY 10286, as such office and will give prompt notice to the Servicer and to Investor Securityholders of any change in the location of the Security Register or any such office or agency.

                              [END OF ARTICLE XI]

                                  ARTICLE XII

                                  TERMINATION

          Section 12.1   Termination of Trust.  The Trust and the respective
                         --------------------
obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Securityholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 8.4 and subsection 12.2(b), upon the earlier of (i) December 31, 2059, (ii) at the option of the Transferor, the day following the Distribution Date on which the Invested Amount for each Series is zero and (iii) the time provided in Section 9.1.

          Section 12.2   Final Distribution.
                         ------------------

          (a) The Servicer shall give the Trustee at least 30 days' prior notice of the Distribution Date on which the Investor Securityholders of any Series or Class may surrender their Investor Securities for payment of the final distribution on and cancellation of such Investor Securities (or, in the event of a final distribution resulting from the application of Section 2.6, 9.1 or 10.1, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.5 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Securityholders, the Trustee shall provide notice to Investor Securityholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Securities of such Series or Class at the office or offices therein designated,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Securities at the office or offices therein specified (which, in the case of Bearer Securities, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Securityholders.

          (b) Notwithstanding a final distribution to the Investor Securityholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Securityholders shall continue to be held in trust for the benefit of such Investor Securityholders and the Paying Agent or the Trustee shall pay such funds to such Investor Securityholders upon surrender of their Investor Securities, if certificated (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all such Investor Securityholders shall not surrender their Investor Securities for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the

Trustee shall give a second notice to the remaining such Investor Securityholders to surrender their Investor Securities for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Securities, shall be outside the United States). If within one year after the second notice all such Investor Securities shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Securityholders concerning surrender of their Investor Securities, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Securityholders. The Trustee and the Paying Agent shall pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Investor Securityholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Series Termination Date (after giving effect to deposits and distributions otherwise to be made on such Series Termination
Date), the Trustee will sell or cause to be sold on such Series Termination Date an amount of Principal Receivables (or interests therein) equal to 110% of the Invested Amount with respect to such Series on such Series Termination Date plus related Finance Charge Receivables (after giving effect to such deposits and distributions); provided, however, that in no event shall such amount exceed
                    --------  -------
the product of (i) the aggregate Principal Receivables on such Series Termination Date and (ii) a fraction the numerator of which is the product of
(x) the Adjusted Invested Amount for such Series and (y) the Transferor's Percentage for such Series and the denominator of which is the sum of the numerators with respect to all Series. The proceeds (the "Termination Proceeds") from such sale shall be immediately deposited into the Collection Account for such Series. The Termination Proceeds shall be allocated and distributed to Investor Securityholders of such Series in accordance with the terms of the applicable Supplement.

          Section 12.3   The Transferor's Termination Rights.  Upon the
                         -----------------------------------
termination of the Trust pursuant to Section 12.1 and the surrender of the Transferor Securities, the Trustee shall sell, assign and convey to the Holders of the Transferor Securities or any of their designees, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto (including all moneys then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.2(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Holders of the Transferor Securities or any of their designees all right, title and interest which the Trust had in the Receivables.

                             [END OF ARTICLE XII]

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

          Section 13.1   Amendment; Waiver of Past Defaults.
                         ----------------------------------

          (a) This Agreement or any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Security, conveyance of a Participation Interest, allocation of assets pursuant to Section 4.6, or to change the definition of Monthly Period, Determination Date or Distribution Date) by the Servicer, the Transferor and the Trustee, by a written instrument signed by each of them, without the consent of any of the Securityholders, provided that (i) an Opinion of Counsel for the Transferor (which Opinion of Counsel may, as to factual matters, rely upon Officer's Securities of the Transferor or the Servicer) is addressed and delivered to the Trustee, dated the date of any such amendment, to the effect that the conditions precedent to any such amendment have been satisfied, (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate, dated the date of any such Amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (iii) the Rating Agency Condition shall have been satisfied with respect to any such amendment.

          (b) This Agreement or any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Security) by the Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Securities evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Securities of all affected Series for which the Transferor has not delivered an Officer's Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Securityholders; provided,
                                                                 --------
however, that no such amendment shall (i) reduce in any manner the amount of or
-------
delay the timing of any distributions to (changes in Pay Out Events or Reinvestment Events that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) be made to Investor Securityholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Securityholder, (ii) change the definition of or the manner of calculating the interest of any Investor Securityholder without the consent of each affected Investor Securityholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Securityholder, or (iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Holders of Investor Securities of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Securities of such Series or Class; provided, further however, that the Transferor shall have delivered to
       --------  ------- -------
the Trustee a Tax Opinion to the Trustee with respect to any such amendment prior to the effectiveness thereof.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Securityholder, and the Servicer shall furnish notification of the substance of such amendment to the Rating Agency and each Series Enhancer.

          (d) It shall not be necessary for the consent of Investor Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Securityholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

          (f) Any Supplement executed in accordance with the provisions of
Section 6.3 shall not be considered an amendment to this Agreement for the purposes of this Section.

          (g) The Holders of Investor Securities evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Investor Securities of each Series or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Investor Securities of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Securityholders, waive any default by the Trans feror or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Securityholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall provide written notice to the Rating Agencies of any waiver pursuant to this subsection 13.1(g).

          (h) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Trustee shall be entitled to receive the Opinion of Counsel described in subsection 13.2(d).

          Section 13.2   Protection of Right, Title and Interest to Trust.
                         ------------------------------------------------

          (a) The Servicer shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Securityholders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Securityholders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

          (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, such Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest or ownership interest in the Receivables and the proceeds thereof.

          (c) The Transferor and the Servicer shall give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Transferor and the Servicer shall at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

          (d) The Servicer shall deliver to the Trustee (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit E-1; (ii) on each date specified
                                      -----------
in subsection 2.9(c)(ix) with respect to Aggregate Additions to be designated as Accounts, an Opinion of Counsel substantially in the form of Exhibit E-2, (iii)
                                                             -----------
semiannually, with respect to any New Accounts included as Accounts, an Opinion of Counsel substantially in the form of Exhibit E-2, (iv) on each Addition Date
                                        -----------
on which any Participation Interests are to be included in the Trust pursuant to subsection 2.9(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibits E-1 and E-2 but conformed to the extent
                          ------------     ---
appropriate to relate to Participation Interests; and (v) on or before November 30 of each year, beginning with November 30, 2000, an Opinion of Counsel substantially in the form of Exhibit E-3.
                             -----------

          Section 13.3   Limitation on Rights of Securityholders.
                         ---------------------------------------

          (a) The death or incapacity of any Investor Securityholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Securityholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Investor Securityholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall any Investor Securityholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Investor Securityholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Securityholder previously shall have made, and unless the Holders of Investor Securities evidencing more than 50% of the aggregate unpaid principal amount of all Investor Securities (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Securities of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Securityholder with every other Investor Securityholder and the Trustee, that no one or more Investor Securityholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Securities, or to obtain or seek to obtain priority over or preference to any other such Investor Securityholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Securityholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 13.4   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 13.5   Notices; Payments.
                         -----------------

          (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor and the Servicer, to The First National Bank of Atlanta, 77 Read's Way, New Castle Corporate Commons, New Castle, Delaware 19720,
Attention: Center Manager, with a copy to Wachovia Bank of North Carolina, 100 North Main Street, Winston-Salem, North Carolina 27150, Attention: Legal Department, (ii) in the case of the Trustee, to the Corporate Trust Office, with a copy to The Bank of New York, 101 Barclay Street 12E, New York, New York 10286, Attention: Corporate Trust Department (facsimile no. (212) 815-5544),
(iii) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and
(iv) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any Notice required or permitted to be given to a Holder of Registered Securities shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Security Register. No Notice shall be required to be mailed to a Holder of Bearer Securities or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Securityholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Securityholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Securities are outstanding, any Notice required or permitted to be given to Investor Securityholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

          Section 13.6   Severability of Provisions.  If any one or more of the
                         --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Securities or the rights of the Securityholders.

          Section 13.7   Securities Nonassessable and Fully Paid.  It is the
                         ---------------------------------------
intention of the parties to this Agreement that the Securityholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Securities shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that the Securities upon authentication and delivery thereof by the Trustee pursuant to Section 6.2 are and shall be deemed fully paid.

          Section 13.8   Further Assurances.  The Transferor and the Servicer
                         ------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.9   Nonpetition Covenant.  Notwithstanding any prior
                         --------------------
termination of this Agreement, the Investor Securityholders, the Servicer, the Trustee, the Transferor, the Paying Agent, the Authenticating Agent, the Transfer Agent, the Registrar, the Series Enhancers and each Holder of a Supplemental Security shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust or the Transferor, acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust or the Transferor.

          Section 13.10  No Waiver; Cumulative Remedies.  No failure to exercise
                         ------------------------------
and no delay in exercising, on the part of the Trustee or the Securityholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.11  Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.12  Third-Party Beneficiaries.  This Agreement will inure
                         -------------------------
to the benefit of and be binding upon the parties hereto, the Securityholders, any Series Enhancer and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement (including Section 7.4), no other Person will have any right or obligation hereunder.

          Section 13.13  Actions by Securityholders.
                         --------------------------

          (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Securityholders, such action or Notice may be taken or given by any Securityholder, unless such provision requires a specific percentage of Securityholders.

          (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Security shall bind such Holder and every subsequent Holder of such Security and of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Security.

          Section 13.14  Rule 144A Information.  For so long as any of the
                         ---------------------
Investor Securities of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferor, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Securityholders of such Series or Class and to any prospective purchaser of Securities designated by such an Investor Securityholder, upon the request of such Investor Securityholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

          Section 13.15  Merger and Integration.  Except as specifically stated
                         ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 13.16  Headings.  The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                             [END OF ARTICLE XIII]

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amended and Restated Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                    THE FIRST NATIONAL BANK OF ATLANTA
                    d/b/a WACHOVIA BANK CARD SERVICES,
                       Transferor and Servicer


                    By:  _______________________________________________
                         Name:
                         Title:


                    THE BANK OF NEW YORK,
                     Trustee


                    By:  ________________________________________
                         Name:
                         Title:

                                                                       EXHIBIT A


                          FORM OF TRANSFEROR SECURITY

          THIS TRANSFEROR SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR SECURITY NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

          THIS TRANSFEROR SECURITY IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-1                                                               One Unit

                    PARTNERS FIRST CREDIT CARD MASTER TRUST
                              TRANSFEROR SECURITY

                     THIS SECURITY REPRESENTS AN INTEREST
                           IN CERTAIN ASSETS OF THE
                    PARTNERS FIRST CREDIT CARD MASTER TRUST

Evidencing an interest in a trust, the corpus of which consists primarily of an interest in receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts transferred by Partners First Receivables Funding, LLC or The First National Bank of Atlanta d/b/a Wachovia Bank Card Services.

              (Not an interest in or obligation of the Transferor
                           or any affiliate thereof)

          This certifies that THE FIRST NATIONAL BANK OF ATLANTA d/b/a WACHOVIA BANK CARD SERVICES is the registered owner of a fractional interest in the assets of Partners First Credit Card Master Trust, a trust organized under the laws of Delaware (the "Trust") not allocated to the Securityholders' Interest or the interest of any Holder of a Supplemental Security pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of January 31, 2000 (as amended and supplemented, the "Agreement"), among FNBA, a national banking association, as transferor (the "Transferor") and servicer (the "Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) the Transferor's fractional undivided interest in a portfolio of certain receivables (the "Receivables") existing in the revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) certain Receivables generated under the Accounts from time to time thereafter, (iii) certain funds collected or to be collected from accountholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account, Special Funding Account and in the Series Accounts, (v) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Investor Securities and (vi) all other assets and interests constituting the Trust, including Interchange and Recoveries allocated to the Trust pursuant to the Agreement and any Supplement. Although a summary of certain provisions of the Agreement is set forth below, this Security does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

          This Security is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

          The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge Receivables which arise generally from Periodic Finance Charges, Late Fees and other fees and charges with respect to the Accounts.

          This Security is the Transferor Security, which represents the Transferor's interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the Transferor Security at any time in the Receivables in the Trust shall not exceed the Transferor's Interest at such time. In addition to the Transferor Security,
(i) Investor Securities will be issued to investors pursuant to the Agreement, which will represent the Securityholders' Interest, and (ii) Supplemental Securities may be issued pursuant to the Agreement, which will represent that portion of the Transferor's Interest not allocated to the Transferor. This Transferor Security shall not represent any interest in the Collection Account, the Special Funding Account or the Series Accounts, except as expressly provided in the Agreement, or any Series Enhancements.

          Unless otherwise specified in a Supplement with respect to a particular Series the Transferor has entered into the Agreement, and this Security is issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Investor Securities of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the Receivables and (ii) the Trust shall not be treated as an association taxable as a corporation. The Transferor, by entering into the Agreement and by the acceptance of this Transferor Security, agrees to treat the Investor Securities for federal, state and local income and franchise tax purposes as indebtedness of the Transferor.

          Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earlier of (i) December 31, 2059, (ii) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero (provided the Transferor has delivered a written notice to the Trustee electing to terminate the Trust) and (iii) the time provided in Section 12.1 of the Agreement.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Security shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Transferor has caused this Security to be duly executed.

                    THE FIRST NATIONAL BANK OF ATLANTA
                    d/b/a WACHOVIA BANK CARD SERVICES


                    By:  ____________________________________
                         Name:
                         Title:


Dated:  [____________ __, ____]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is the Transferor Security described in the withinmentioned Agreement.

The Bank of New York,
  as Trustee,


By:  ______________________________
     Authorized Signatory

or

By   [______________________________],
     as Authenticating Agent
     for the Trustee,

By   _______________________________
     Authorized Signatory

                                                                       EXHIBIT B


           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                        (As required by Section 2.9 of
                     the Pooling and Servicing Agreement)


          ASSIGNMENT No. ___ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of ______________/1/, by and among THE FIRST NATIONAL BANK OF ATLANTA d/b/a WACHOVIA BANK CARD SERVICES, a national banking association, , as Transferor (the "Transferor") and servicer (the "Servicer"), and THE BANK OF NEW YORK, a New York banking corporation not in its individual capacity but solely as trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


                                  WITNESSETH

          WHEREAS the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of January 31, 2000 (as amended and supplemented, the "Agreement");

          WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Additional Accounts owned by the Transferor to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

          WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

          1.   Defined Terms.  All capitalized terms used herein shall have the
               -------------
meanings ascribed to them in the Agreement unless otherwise defined herein.

__________________________

/1/  To be dated as of the applicable Addition Date.

          "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, ______________, _______.

          "Addition CutOff Date" shall mean, with respect to the Additional Accounts designated hereby, __________, _______.

          2.   Designation of Additional Accounts.  On or before the Document
               ----------------------------------
Delivery Date, the Transferor will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all such Additional Accounts specifying for each such Account, as of the Addition CutOff Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file, microfiche list or printed list shall supplement Schedule I to the Agreement.

          3.   Conveyance of Receivables.
               -------------------------

          (a) The Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse except as set forth in the Pooling and Servicing Agreement, to the Trustee, on behalf of the Trust, for the benefit of the Securityholders, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Securityholder or any Series Enhancer of any obligation of the Servicer, the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

          (b) The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now in Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to the Trust, and to deliver a filestamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

          (c) In connection with such sale, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Securityholders.

          (d) The Transferor does hereby grant to the Trustee a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables now existing and hereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto and all "proceeds" (including "proceeds" as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.

          4.   Acceptance by Trustee.  The Trustee hereby acknowledges its
               ---------------------
acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to
Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Securityholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Trustee the computer file, microfiche list or printed list described in Section 2 of this Assignment.

          5.   Representations and Warranties of the Transferor.  The Transferor
               ------------------------------------------------
hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

          (a)  Legal Valid and Binding Obligation. This Assignment constitutes a
               ----------------------------------
legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b) Eligibility of Accounts.  As of the Addition CutOff Date, each
              -----------------------
Additional Account designated hereby is an Eligible Account;

          (c)  Insolvency.  As of each of the Addition CutOff Date and the
               ----------
Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

          (d) Pay Out Event.  The Transferor reasonably believes that (A) the
              -------------
addition of the Receivables arising in the Additional Accounts will not, based on the facts known to the Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by the Transferor which would result in the selection of Additional Accounts (from among the available Eligible Accounts owned by the Transferor) that would be materially adverse to the interests of the Investor Securityholders of any Series as of the Addition Date;

          (e)  Security Interest.  This Assignment constitutes a valid sale,
               -----------------
transfer and assignment to the Trust of all right, title and interest, whether now owned or hereafter acquired, of the Transferor in the Receivables now existing or hereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto and the "proceeds" (including "proceeds" as defined in the UCC as in effect in the State of Delaware and other applicable states) thereof, or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC as in effect in the State of Delaware, and other applicable states) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property;

          (f)  No Conflict. The execution and delivery by the Transferor of this
               -----------
Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound;

          (g)  No Proceedings.  There are no proceedings or investigations,
               --------------
pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

          (h)  All Consents.  All authorizations, consents, orders or approvals
               ------------
of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

          (i)  No Adverse Effect. The assignment by the Transfer will not result
               -----------------
in an Adverse Effect.

          6.   Ratification of Agreement.  As supplemented by this Assignment,
               -------------------------
the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          7.   Counterparts.  This Assignment may be executed in two or more
               ------------
counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          8.   GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Transferor and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                    THE FIRST NATIONAL BANK OF ATLANTA
                    d/b/a WACHOVIA BANK CARD SERVICES,
                    Transferor


                    By:  ____________________________________
                         Name:
                         Title:


                    THE BANK OF NEW YORK,
                    not in its individual capacity but solely as Trustee


                    By:  ________________________________
                         Name:
                         Title:

                                                                       EXHIBIT C


            FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                        (As required by Section 2.10 of
                     the Pooling and Servicing Agreement)


          REASSIGNMENT No. OF RECEIVABLES dated as of _____________,/1/ by and among THE FIRST NATIONAL BANK OF ATLANTA d/b/a WACHOVIA BANK CARD SERVICES, a national banking association, as Transferor (the "Transferor"), and THE BANK OF NEW YORK, a New York banking corporation not in its individual capacity but solely as trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


                                  WITNESSETH:

          WHEREAS the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of January 31, 2000 (as amended and supplemented, the "Agreement");

          WHEREAS pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables owned by the Trust in certain designated Accounts owned by the Transferor (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

          WHEREAS the Trustee on behalf of the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

          NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

          1.   Defined Terms.  All terms defined in the Agreement and used
               -------------
herein shall have such defined meanings when used herein, unless otherwise defined herein.

____________________________

/1/  To be dated as of the applicable Removal Date.

          "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, __________, ______.

          "Removal Notice Date" shall mean, with respect to the Removed Accounts, ___________, ______.

          2.   Designation of Removed Accounts.  On or before the date that is
               -------------------------------
five Business Days after the Removal Date, the Transferor will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file, microfiche list or printed list shall supplement Schedule 1 to the Agreement.

          3.   Conveyance of Receivables.
               -------------------------

          (a) The Trustee does hereby transfer, assign, set over and other wise convey to the Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof.

          (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Transferor with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

          4.   Representations and Warranties of the Transferor.  The Transferor
               ------------------------------------------------
hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

          (a)  Legal Valid and Binding Obligation. This Reassignment constitutes
               ----------------------------------
a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

          (b) Pay Out Event.  The Transferor reasonably believes that (A) the
              -------------
removal of the Receivables existing in the Removed Accounts will not, based on the facts known to the Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by the Transferor which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Investor Securityholders of any Series as of the Removal Date.

          (c) List of Removed Accounts.  The list of Removed Accounts delivered
              ------------------------
pursuant to subsection 2.10(ii) of the Agreement, as of the Removal Date, is true and complete in all material respects.

          5.   Ratification of Agreement.  As supplemented by this
               -------------------------
Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

          6.   Counterparts.  This Reassignment may be executed in two or more
               ------------
counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          7.   GOVERNING LAW.  THIS REASSIGNMENT SHALL BE CONSTRUED IN
               -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Transferor and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                    THE FIRST NATIONAL BANK OF ATLANTA
                    d/b/a WACHOVIA BANK CARD SERVICES,
                    Transferor


                    By:  ____________________________________
                         Title:


                    THE BANK OF NEW YORK,
                    not in its individual capacity but solely as Trustee


                    By:  ____________________________________
                         Title:

                                                                       EXHIBIT D


                     FORM OF ANNUAL SERVICER'S CERTIFICATE

                   (To be delivered on or before March 31 of
               each calendar year beginning with March 31, 1999,
                  pursuant to Section 3.5 of the Pooling and
                    Servicing Agreement referred to below)

                      THE FIRST NATIONAL BANK OF ATLANTA
                       d/b/a WACHOVIA BANK CARD SERVICES


                    PARTNERS FIRST CREDIT CARD MASTER TRUST


          The undersigned, a duly authorized representative of The First National Bank of Atlanta d/b/a Wachovia Bank Card Services, as Servicer ("FNBA"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of January 31, 2000 (as amended and supplemented, the "Agreement"), among FNBA, as Transferor and Servicer, and The Bank of New York, as Trustee, does hereby certify that:

          1. FNBA is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

          2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

          3. A review of the activities of the Servicer during the year ended December 31, ____, and of its performance under the Agreement was conducted under my supervision.

          4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, ____ which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ____ day of ________, 19____.


                              THE FIRST NATIONAL BANK OF ATLANTA
                              d/b/a WACHOVIA BANK CARD SERVICES


                              By:  ____________________________________
                                   Name:
                                   Title:

                                                                     EXHIBIT E-1


                          FORM OF OPINION OF COUNSEL
                          WITH RESPECT TO AMENDMENTS

                         Provisions to be included in
                  Opinion of Counsel to be delivered pursuant
                             to Section 13.2(d)(i)
                             ---------------------


          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

          (i) The amendment to the [Pooling and Servicing Agreement], [Supplement], attached hereto as Schedule 1 (the "Amendment" ), has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, conservatorship, moratorium or other laws from time to time in effect affecting creditors' rights generally. The enforceability of the Transferor's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

          (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.1 of the Pooling and Servicing Agreement.

                                     E-1-1

                                                                     EXHIBIT E-2


                          FORM OF OPINION OF COUNSEL
                           WITH RESPECT TO ACCOUNTS

                         Provisions to be included in
                           Opinion of Counsel to be
                             delivered pursuant to
                        subsection 13.2(d)(ii) or (iii)
                        -------------------------------

          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

          1. Except for any Receivable that is evidenced by an instrument, the Receivables constitute either general intangibles or accounts under Article 9 of the UCC.

          2. The Pooling and Servicing Agreement creates in favor of the Trustee a security interest in the rights of the relevant Transferor in such of the Receivables identified in Schedule 1 to the Pooling and Servicing Agreement as constitute accounts. To the extent that such security interest is not an interest of a buyer of accounts, then the Pooling and Servicing Agreement creates in favor of the Trustee a security interest in the rights of such Transferor in the proceeds of such Receivables.

          3. To extent that transactions contemplated by the Pooling and Servicing Agreement do not constitute a sale by the relevant Transferor to the Trustee of such of the Receivables as constitute general intangibles or the proceeds thereof, the Pooling and Servicing Agreement creates in favor of the Trustee a security interest in the rights of such Transferor in such of the Receivables as constitute general intangibles and the proceeds thereof.

          4. The Receivables Purchase Agreements create, if any, in favor of the Transferor a security interest in the rights of the Account Owner in such of the Receivables identified in Schedule 1 to the Receivables Purchase Agreements as constitute accounts.

                                     E-2-1

          5. To the extent that transactions contemplated by any Receivables Purchase Agreements do not constitute a sale by the Account Owner to the Transferor of such of the Receivables as constitute general intangibles or the proceeds thereof, the Receivables Purchase Agreements create in favor of the Transferor a security interest in the rights of the Account Owner in such of the Receivables as constitute general intangibles and the proceeds thereof.

          6. The security interests described in paragraphs 2, 3, 4 and 5 above are perfected and of first priority.

                                     E-2-2

                                                                     EXHIBIT E-3


                         PROVISIONS TO BE INCLUDED IN
                           ANNUAL OPINION OF COUNSEL


          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement and in the Assignment.

          1. The Pooling and Servicing Agreement, together with the Assignments, create in favor of the Trustee a security interest in the relevant Transferor's rights in the Receivables identified in Schedule 1 to the Pooling and Servicing Agreement. Such security interest is perfected and of first priority.

                                     E-3-1

                                                                     EXHIBIT F-1


                     [FORM OF CLEARANCE SYSTEM CERTIFICATE
                         TO BE GIVEN TO THE TRUSTEE BY
                            EUROCLEAR OR CEDEL FOR
                       DELIVERY OF DEFINITIVE SECURITIES
                        IN EXCHANGE FOR A PORTION OF A
                          TEMPORARY GLOBAL SECURITY]

                   PARTNERS FIRST CREDIT CARD MASTER TRUST,
               Class [___] Series [200_-_] [Floating Rate] [_%]
                            Asset Backed Securities

                  [Insert title or sufficient description of
                          Securities to be delivered]


          We refer to that portion of the temporary Global Security in respect of the abovecaptioned issue which is herewith submitted to be exchanged for definitive Securities (the "Submitted Portion") as provided in the Amended and Restated Pooling and Servicing Agreement dated as of January 31, 2000 (as amended and supplemented, the "Agreement") in respect of such issue. This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such persons beneficial interest either (a) from such person,
substantially in the form of Exhibit G-2 to the Agreement, or (b) from [      ],
substantially in the form of Exhibit G-3 to the Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Security excepted in such certificates

          We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

          We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this

                                     F-1-1
certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:/1/                          [Morgan Guaranty Trust, Company of New York,
                                   Brussels office, as operator of the
                                   Euroclear Systems]/2/
                                   [Centrale de Livraison de
                                   Valeurs Mobiliere S. A.]/2/


                                   By:____________________________________










___________________________

/1/  To be dated on the Exchange Date.

/2/  Delete the inappropriate reference.

                                     F-1-2

                                                                     EXHIBIT F-2


                     [FORM OF CERTIFICATE TO BE DELIVERED
                             TO EUROCLEAR OR CEDEL
                          BY [INSERT NAME OF MANAGER]
                 WITH RESPECT TO REGISTERED SECURITIES SOLD TO
                        QUALIFIED INSTITUTIONAL BUYERS]

                   PARTNERS FIRST CREDIT CARD MASTER TRUST,
               Class [___] Series [200_-_] [Floating Rate] [_%]
                            Asset Backed Securities


          In connection with the initial issuance and placement of the above referenced Asset Backed Securities (the "Securities"), an institutional investor in the United States ("institutional investor") is purchasing U.S. $ aggregate principal amount of the Securities held in our account at [Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System] [Cedel Bank] on behalf of such investor.

          We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

          [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

          The Definitive Securities in respect of this certificate are to be issued in registered form in the minimum denomination of U.S. $500,000 and such Definitive Securities (and, unless the Pooling and Servicing Agreement or Supplement relating to the Securities otherwise provides, any Securities issued in exchange or substitution for or on registration of transfer of Securities) shall bear the following legend:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 NEITHER THIS SECURITY NOR ANY PORTION
     HEREOF MAY BE OFFERED

                                     F-2-1

     OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS SECURITY IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS SECURITY CANNOT BE EXCHANGED FOR A BEARER SECURITY."

Dated:                                  [          ],

                                        By: __________________________
                                                Authorized Officer

                                     F-2-2

                                                                     EXHIBIT F-3


                     [FORM OF CERTIFICATE TO BE DELIVERED
                  TO EUROCLEAR OR CEDEL BY A BENEFICIAL OWNER
          OF SECURITIES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER]

                   PARTNERS FIRST CREDIT CARD MASTER TRUST,
               Class [___] Series [200_-_] [Floating Rate] [_%]
                            Asset Backed Securities


          This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the abovecaptioned Securities held by you for our account (i) are owned by a person that is a United States person, or (ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.16512(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Securities through the foreign branch of a financial institution and who holds the Securities through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.1635(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the abovecaptioned Securities in bearer form with respect to such of said Securities as then appear in your books as being held for our account.

          This certificate excepts and does not relate to U.S. $_______________ principal amount of Securities held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Securities in such principal amount cannot be made until we are able to so certify.

                                     F-3-1

          We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Dated:/1/



                      By: _______________________________
                              As, or an agent for, the beneficial owner(s) of the interest in the Securities to which this certificate relates.





________________________

/1/ This Certificate must be dated on the earlier of the date of the first actual payment of interest in respect of the Securities and the date of the delivery of the Securities in definitive form.


                                     F-3-2

                                                                     EXHIBIT G-1



     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE "1933 ACT"). NEITHER THIS SECURITY NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS SECURITY IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS SECURITY MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

                                     G-1-1

                                                                     EXHIBIT G-2


                          [FORM OF UNDERTAKING LETTER]

                                     [Date]


The Bank of New York
101 Barclay Street,  12E
New York, New York  10286
Attention:

The First National Bank of Atlanta
  d/b/a Wachovia Bank Card Services
3565 Piedmont Road
Atlanta, Georgia 30305
Attention:

          Re: Purchase of $___________/1/ principal amount of Partners First Credit Card Master Trust Class [__] Series [200_-_] [Floating Rate] [__%] Asset Backed Securities


Dear Sirs:

          In connection with our purchase of the above-referenced Asset Backed Securities (the "Securities") we confirm that:

          (i) we understand that the Securities are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

          (ii) any information we desire concerning the Securities or any other matter relevant to our decision to purchase the Securities is or has been made available to us;


__________________________

/1/  Not less than $250,000 minimum principal amount.

                                     G-2-1

          (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Securities; we (and any account for which we are purchasing under paragraph (iv) below) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act); and we are not, and none of such accounts is, a Benefit Plan;

          (iv) we are acquiring the Securities for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

          (v) we agree that the Securities must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption from any registration requirements of that Act and any applicable state securities laws available;

          (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Securities (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Securities unless

                 (A) (l) the sale is of at least U.S. $250,000 principal amount of Securities to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as paragraphs (i), (ii),
          (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                 (B) the Securities are transferred pursuant to Rule 144 under the 1933 Act by us after we have held them for more than three years; or

                 (C) the Securities are sold in any other transaction that does not require registration under the 1933 Act and, if the Transferor,

                                     G-2-3
          the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

                (D) the Securities are transferred pursuant to an exception from the registration requirements of the 1933 Act under Rule 144A under the 1933 Act; and

          (vii) we understand that the Securities will bear a legend to substantially the following effect:

                "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") NEITHER THIS SECURITY NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS SECURITY IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

                "THIS SECURITY MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DE FINED BELOW)."

The first paragraph of this legend may be removed if the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.

     "Eligible Purchaser" means either an Eligible Dealer or a corporation,
      ------------------
partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "Eligible Dealer" means
                                                       ---------------
any corporation or other entity the principal business of which is acting as a broker and/or dealer in

                                     G-2-3
securities. "Benefit Plan" means any employee benefit plan, trust or account,
             ------------
including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Pooling and Servicing Agreement, dated as of January 31, 2000, between The First National Bank of Atlanta d/b/a Wachovia Bank Card Services, as transferor and servicer, and The Bank of New York, as trustee.

                                        Very truly yours,


                                        ______________________________
                                        (Name of Purchaser)


                                        By: __________________________
                                              (Authorized Officer)

                                     G-2-4

                                                                     EXHIBIT G-3


THIS SECURITY MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW)./1/










____________________________

/1/ The following text should be included in any Security in which the above legend appears:

               The [Securities] may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Security, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Security, the applicable Security Owner or Owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.

                                     G-3-1

                                                                      SCHEDULE 1


                               List of Accounts
                               ----------------

                     [Original list delivered to Trustee]

                                       1